AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER (this "Agreement"), entered into this __ day of July 1997 by and among AMERICAN UNITED GLOBAL, INC., a Delaware corporation ("AUGI"), having its principal offices at 11130 NE 33rd Place, Suite 250, Bellevue, Washington 98004; IDF INTERNATIONAL, INC., a New York corporation ("IDF") having its office and principal place of business located at 330 West 42nd Street, New York, New York 10036; TECHSTAR ACQUISITION CORP., a Delaware corporation ("Mergerco"), having its principal offices at 330 West 42nd Street, New York, New York 10036; and TECHSTAR COMMUNICATIONS, INC., a Delaware corporation ("TechStar"), having its principal offices at 4340 East West Highway, Suite 1000, Bethesda, Maryland 20814.

                             W I T N E S S E T H:

      WHEREAS, AUGI is the record and beneficial owner of one hundred percent (100%) of the issued and outstanding shares of the capital stock of TechStar; and

      WHEREAS, (a) Mergerco, a wholly-owned direct subsidiary of IDF, has been formed solely for the purpose of merging with TechStar; the effect of which merger is to enable IDF to acquire all of the issued and outstanding shares of capital stock of TechStar as at the effective date of the merger (hereinafter, referred to as the "Stock") pursuant to the merger and for the consideration hereinafter provided for (the "Merger"); and

      WHEREAS, AUGI, the respective Boards of Directors of each of (a) IDF, (b) TechStar, (c) Mergerco, and (d) AUGI (as the sole stockholder of TechStar), have all authorized and approved the Merger and the consummation of the other transactions contemplated by this Agreement, all on the terms and subject to the conditions set forth in this Agreement;

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereby covenant and agree as follows:

      1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

            1.1 "Affiliate". of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified person;

            1.2 "beneficial owner". with respect to any shares means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates or any person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any such shares;

            1.3 "business day". means any day on which the principal offices of the Securities and Exchange Commission ("SEC") in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the City of New York, New York;

            1.4 "IDF Business". shall mean the business of providing professional engineering and consulting services to state and local governmental agencies, major corporations, developers and other clients concentrated primarily in the northeast region of the United States.

            1.5 "IDF 8% Debentures". shall mean the $________ (not to exceed $50,000) of IDF's 8% senior subordinated convertible debentures due 1995, which are currently convertible into shares of IDF Common Stock at a conversion price of approximately $.179 per share.

            1.6 "TechStar Business". shall mean the business of providing site acquisition, zoning, architectural and engineering services to the wireless communications industry.

            1.7 "IDF Group" shall mean IDF, its Subsidiaries, including H-W and (following the Merger) TechStar, and any partnerships in which IDF or any Subsidiary has an interest, when taken as a whole;

            1.8 "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

            1.9 "Governmental Authority" shall mean any nation or government, foreign or domestic, and any territory, possession, protectorate, province, state, county, parish, regional authority, metropolitan authority, city, town, village, other locality, or other political subdivision or agency, regulatory body, or other authority, commission, tribunal, representative or official thereof, and any Person (as such term is hereinafter defined) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            1.10 "Knowledge" means (a) as to TechStar, the actual knowledge of any of Solon L. Kandel ("Kandel"), Sergio Luciani ("Luciani") and Simantov Moskona ("Moskona"), together with the knowledge that Kandel, Luciani or Moskona would have had after making due inquiry of the officers of TechStar who have responsibility for the subject matter in question and who report directly to them; and (b) as to IDF, the actual knowledge of Lembit Kald and Donald Shipley, together with the knowledge that Lembit Kald or Donald Shipley would have had after making due inquiry of the officers of IDF and H-W who have responsibility for the subject matter in question and who report directly to them.

            1.11 "person" means an individual, corporation, limited liability company, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government;

            1.12 "Real Estate" means, with respect to the person in question or any Subsidiary of such person, as applicable, all of the fee or leasehold ownership right, title and interest of such person, in and to all real estate and improvements owned or leased by any such person and which is used by any such person in connection with the operation of its business.

            1.13 "Subsidiary" or "Subsidiaries" of any person means any corporation, partnership, joint venture or other legal entity of which such person (either above or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity. H-W is a Subsidiary of IDF.

            1.14 "Fully-Diluted IDF Equity". shall mean, as at the applicable date, the sum of (i) all of the shares of IDF capital stock which shall be issued and outstanding, plus (ii) that number of additional shares of IDF capital stock which are issuable upon the exercise of all IDF stock options and warrants which are issued and outstanding (including the TechStar Options) or upon conversion into common stock of all IDF notes, preferred stock, notes, debentures, rights or other securities convertible into IDF common stock; provided, however, that the term "Fully-Diluted IDF Equity" shall not include or give effect to any shares of IDF capital stock issuable upon the conversion of any notes or other securities, or upon the exercise of any warrants, issued in connection with the Merger Financing.

            1.15 "H-W". shall mean Hayden/Wegman, Inc., a New York corporation, and an indirect wholly-owned Subsidiary of IDF.

            1.16 "IDF Common Stock". shall mean the 120,000,000 shares of common stock, $.001 par value per share, of IDF authorized for issuance pursuant to the Certificate of Incorporation of IDF.

            1.17 "Merger Financing". shall mean the sale solely to accredited investors (as defined in Regulation D under the Securities Act of 1933, as amended) of additional shares of capital stock and/or subordinated long-term notes of IDF (which notes shall automatically convert to IDF preferred stock, once authorized by the IDF shareholders, at the rate of $1.25 per share, subject to adjustment, and shall be convertible into shares of common stock of IDF pending such authorization), which shall result in an aggregate amount of not less than $1.75 million and not more than $2.25 million of gross proceeds to IDF (inclusive of $250,000 of such securities to be purchased by Kandel, Luciani and Moskona), all upon such terms and conditions as are set forth in Exhibit A annexed hereto and made a part hereof, or upon such other terms and conditions as shall be satisfactory to the respective Boards of Directors of each of IDF, AUGI and TechStar.

            1.18 "TechStar Option Shares". shall mean the aggregate of 988,327 shares of IDF Common Stock represented by the sum of: (a) the 856,550 shares of IDF Common Stock issuable upon permitted exercise of certain incentive stock options (the "TechStar Options") to be issued to Kandel, Luciani and Moskona pursuant to the TechStar Employment Agreements; and (b) the 131,777 shares of IDF Common Stock issuable upon permitted exercise of certain TechStar Options granted to certain key employees of TechStar pursuant to the Side Letter Agreement annexed hereto as Exhibit G and made a part hereof.

            1.19 "TechStar Employment Agreements". shall mean the separate employment agreements expiring November 30, 2000 among IDF, TechStar and H-W with each of Messrs. Kandel, Luciani and Moskona, in substantially the form of Exhibits B-1, B-2 and B-3 annexed hereto.

            1.19 "Lien" shall mean any mortgage, deed of trust, trust, pledge, vendors' or other lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature of any of the foregoing, any claim, security interest, assignment, or encumbrance of any kind, any negative lien and the filing of or agreement to give any financing statement or similar notice of security interest.

            1.20 "Permit" shall mean any license, permit, franchise, clearance, waiver, certificate, registration, order, authorization, consent, approval, administrative finding or directive of, or release by any Governmental Authority, except for such, the failure to have, maintain or continue in force (including by reason of the Merger), has not and is not expected to have, a material adverse effect on TechStar or IDF and its properties, assets or businesses.

      2.    THE MERGER.

            2.1   The Merger.

                  At the time of the Closing on the Closing Date (as such terms are hereinafter defined) and in accordance with the provisions of this Agreement and the applicable provisions of the Delaware General TechStar Law ("Delaware Law"), Mergerco shall be merged with and into TechStar, with TechStar as the surviving corporation of the Merger. The Merger shall be in accordance with the terms and conditions of this Agreement and a certificate of merger in substantially the form of Exhibit "A" annexed hereto (the "Certificate of Merger"), with TechStar as the surviving corporation of such Merger (TechStar being hereinafter sometimes referred to as the "Surviving Corporation"). Thereupon, the separate existence of Mergerco shall cease, and TechStar as the Surviving Corporation of the Merger, shall continue its corporate existence under Delaware Law.

            2.2 Effectiveness of the Merger. As soon as practicable upon or after the satisfaction or waiver of the conditions precedent set forth in
Section 7 below, or waiver of such performance by the party or parties for whose benefit such covenants or agreements are to be performed, Mergerco and TechStar (if required under Delaware Law) will execute the Certificate of Merger (subject to such revisions as to form (but not substance) as may be required by the relevant provisions of Delaware Law), and shall file or cause to be filed such Certificate of

Merger with the Secretary of State of Delaware; and the Merger shall become effective as of the date of the filing of such Certificate of Merger, which shall occur on the "Closing Date" (as hereinafter defined), and the Closing shall be deemed to occur as of such Closing Date in accordance with Section 10 hereof.

            2.3 Effect of the Merger. Upon the effectiveness of the Merger: (a) the Surviving Corporation shall own and possess all assets and property of every kind and description, and every interest therein, wherever located, and all rights, privileges, immunities, powers, franchises and authority of a public as well as of a private nature, of each of Mergerco and TechStar (the "Constituent Corporations"), and all obligations owed to, belonging to or due to each of the Constituent Corporations, all of which shall be vested in the Surviving Corporation pursuant to Delaware Law without further act or deed, and (b) the Surviving Corporation shall be liable for all claims, liabilities and obligations of the Constituent Corporations, all of which shall become and remain the obligations of the Surviving Corporation pursuant to Delaware Law without further act or deed.

            2.4 Surviving Corporation. Upon the effectiveness of the Merger, the Certificate of Incorporation, By-Laws and directors of the Surviving Corporation shall be identical to those of TechStar as in effect immediately prior to the effectiveness of the Merger.

            2.5 Status and Conversion of Securities. At the Closing Date and upon the effectiveness of the Merger:

                  (a) Treasury Stock. Each share of capital stock of TechStar, if any, held by TechStar as treasury stock immediately prior to the effectiveness of the Merger shall be canceled and extinguished, and no payment or issuance of any consideration shall be payable or shall be made in respect thereof;

                  (b) Options and Warrants. As of the date of this Agreement there are, and at the Closing Date there shall be, no options, warrants, rights, or other agreements to acquire any securities of TechStar, or any securities directly or indirectly convertible into or exchangeable for or exercisable to acquire the same, and no agreements to issue or acquire or dispose of any of the foregoing.

                  (c) Treatment of Mergerco Common Stock. Each of the one hundred (100) issued and outstanding shares of common stock of Mergerco, $.01 par value per share (the "Mergerco Common Stock"), all of which shall be owned by IDF immediately prior to the Closing Date of the Merger, shall, upon the effectiveness of the Merger, be converted into one (1) share of Common Stock, $.01 par value per share, of TechStar.

                  (d) Treatment of TechStar Stock. Each share of the Stock of TechStar outstanding immediately prior to the effectiveness of the Merger shall be canceled and extinguished and converted into the right to receive the Merger Consideration payable pursuant to Section 3 below. Such Merger Consideration shall be paid and delivered to AUGI, as the sole record and beneficial owner of the outstanding Stock upon surrender to the Surviving Corporation of the certificates representing such shares of outstanding Stock (all of which shall be delivered free and clear of any and all pledges, Liens (as such term is hereinafter defined), claims, charges, options, calls, encumbrances, restrictions and assessments whatsoever, except any restrictions which may be created by operation of state or federal securities laws) at the time and place of the Closing as provided in Section 10 below.

            2.6 Books and Records. On the Closing Date, all of the stock books, records and minute books of TechStar, all financial and accounting books and records of TechStar and, except as may otherwise be agreed by the parties to this Agreement at the Closing, all referral, client, customer and sales records of TechStar, shall be the property of the Surviving Corporation.

            2.7 Tax Free Reorganization. The parties to this Agreement intend for the transactions whereby TechStar, as the Surviving Corporation upon consummation of the Merger, will become a wholly-owned subsidiary of IDF and AUGI shall receive the Merger Consideration upon consummation of the Merger, shall be treated as a tax free reorganization within the meaning of Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code").

      3.    MERGER CONSIDERATION.

            3.1 Merger Consideration. On consummation of the Merger, AUGI, as the record owner of all of the outstanding shares of Stock of TechStar, shall receive in consideration for the Stock (the "Merger Consideration") that number of shares of the voting capital stock of IDF as shall represent (a) sixty-six (66%) percent of the Fully-Diluted IDF Equity immediately after giving effect to consummation of the the Merger, less (b) the TechStar Option Shares. Based upon
(i) the Fully Diluted IDF Equity outstanding as at the date of this Agreement, and (ii) assuming the full cash redemption and retirement of all outstanding IDF 8% Debentures as provided in Section 7.4(c) hereof, it is intended that the aggregate Merger Consideration issuable to AUGI on the Closing Date shall consist of 6,039,776 shares of IDF Common Stock. Such Merger Consideration shall be subject to adjustment as provided in Section 3.3 hereof.

            3.2 Contemplated IDF Capitalization. Subject to adjustment as provided in Section 3.3 below, it is anticipated that the pro-forma equity capital of IDF will be allocated, as follows: (a) 56.7% of the Fully-Diluted IDF Equity immediately after giving effect to consummation of the the Merger, or 6,039,776 shares of IDF Common Stock will be owned by AUGI, (b) 9.3% of the Fully-Diluted IDF Equity immediately after giving effect to consummation of the the Merger, or 988,327 shares of IDF Common Stock, are represented by TechStar Option Shares, and (c) 34% of the Fully-Diluted IDF Equity immediately after giving effect to consummation of the the Merger, or 3,620,538 shares of IDF Common Stock shall be owned of record by existing IDF stockholders or are issuable upon exercise of stock options held by current IDF stockholders and option holders.

            3.3 Adjustment to Merger Consideration. The aggregate number of shares of IDF Common Stock constituting the Merger Consideration and the aggregate number of shares of IDF Common Stock constituting the TechStar Option Shares shall be subject to adjustment on or after the Closing Date, upon the occurrence of any of the following:

                  (a) In the event of issuance of any additional shares of IDF Common Stock or other Fully-Diluted IDF Equity between the date of this Agreement and the Closing Date, the 6,039,776 shares of IDF Common Stock and the 988,327 TechStar Option Shares, shall be proportionately increased to such number of shares as shall represent 56.7% and 9.3%, respectively of the Fully-Diluted IDF Equity as at the Closing Date immediately after consummation of the Merger and after giving effect to (i) the issuance of such Merger Consideration, and (ii) the potential issuance of TechStar Option Shares;

                  (b) In the event of issuance of any additional shares of IDF Common Stock subsequent to the Closing Date pursuant to the exercise or conversion of Fully-Diluted IDF Equity outstanding at the Closing Date (including, without limitation, all shares of IDF Common Stock potentially issuable upon conversion of remaining IDF 8% Debentures), the shares of IDF Common Stock representing the Merger Consideration and the TechStar Option Shares, shall be proportionately increased to such number of shares as shall represent 56.7% and 9.3%, respectively of the Fully-Diluted IDF Equity as at the Closing Date immediately after consummation of the Merger and after giving effect to (i) the exercise or conversion of such Fully-Diluted IDF Equity, (ii) the issuance of such Merger Consideration and (iii) the potential issuance of TechStar Option Shares;

                  (c) In the event that any of the TechStar Options issued pursuant to the TechStar Employment Agreements shall, following the Closing Date, terminate or be cancelled without having vested and being exercised, AUGI shall be entitled to receive, as additional Merger Consideration, that number of shares of IDF Common Stock which shall be equal to the number of TechStar Option Shares not issued as a result of the termination or cancellation of such TechStar Options.

      4.    REPRESENTATIONS AND WARRANTIES OF AUGI AND TECHSTAR.

            Each of TechStar and AUGI hereby jointly and severally represent and warrant to Mergerco and IDF as follows, it being understood and agreed that neither IDF nor Mergerco is or will be required to undertake any independent investigation to determine the truth, accuracy and completeness of the representations and warranties made by AUGI in this Agreement, and it being further understood and agreed that the survival of each such representation and warranty shall be as set forth in Section 12.2(d) of this Agreement:

            4.1   Ownership of the Stock.

                  The number of shares of authorized and outstanding Stock, the record owner thereof, and the record addresses and social security number or tax identification number of AUGI, is as set forth on Schedule 4.1 annexed hereto. AUGI is the legal and beneficial owner of all of the shares of the Stock listed on Schedule 4.1 hereto, free and clear of all pledges, Liens, claims, charges, options, calls, encumbrances, restrictions and assessments whatsoever, except for (i) certain rights of Kandel, Luciani and Moskona under their respective employment agreements with TechStar, dated as of December 11, 1996 for Luciani and Moskona and as of May 12, 1997 for Kandel (the "Prior Employment Agreements") which shall be cancelled and rescinded ab initio as at the Closing Date of the Merger, or (ii) any restrictions which may be created by operation of state or federal securities laws (which restrictions are set forth on such Schedule 4.1). All of the Stock has been duly authorized and validly issued, and is fully paid and non-assessable and has been issued pursuant to an appropriate exemption from the registration requirements of the Securities Act and the various states. TechStar has no treasury stock.

            4.2   Valid and Binding Agreement.

                  (a) The execution, delivery and performance by AUGI and TechStar of this Agreement, the Certificate of Merger, the Non-Competition and Non-Disclosure Agreement (as defined in Section 7.1(g) hereof), and the other instruments, agreements and written undertakings of AUGI and TechStar, and each of them, which are executed in connection therewith and to which it or they, respectively are parties (collectively, the "AUGI Transaction Agreements") and the consummation of the Merger and the other transactions contemplated hereby, have been duly and validly authorized by the Board of Directors of TechStar and AUGI, and each of AUGI and TechStar has the full corporate right, power and authority to execute and deliver this Agreement and the AUGI Transaction Agreements to which each is a party, to perform its and their respective obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered, the AUGI Transaction Agreements to which each is a party will constitute, respectively, the legal, valid and binding obligation of AUGI and TechStar, enforceable against them in accordance with its and their respective terms, except to the extent limited by bankruptcy, insolvency, reorganization and other laws affecting creditors rights generally, and except with respect to remedies, the enforcement of which vests in the discretion of courts of equitable jurisdiction.

                  (b) AUGI and TechStar each has full legal right, power and authority to execute and deliver this Agreement and the AUGI Transaction Agreements to which such person is a party, and to consummate the transactions contemplated hereby and thereby. This Agreement and, when executed and delivered, the AUGI Transaction Agreements to which AUGI and/or TechStar is a party, constitutes and will constitute the legal, valid and binding obligations of such person, enforceable against such person in accordance with their respective terms, except to the extent limited by bankruptcy, insolvency, reorganization and other laws affecting creditors rights generally, and except with respect to remedies, the enforcement of which vests in the discretion of courts of equitable jurisdiction.

            4.3 Organization, Good Standing and Qualification; Ownership of Assets of Business.

                  (a) Each of AUGI and TechStar: (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) has all necessary corporate power and authority to carry on its business and to own, lease and operate its properties; and (iii) is not required, by the nature of its properties or business, to be qualified to do business as a foreign corporation in any other foreign jurisdiction in which the failure to be so qualified would have a material adverse effect on AUGI or TechStar, its properties or assets, its business, or its condition (financial or otherwise). Neither AUGI nor TechStar is required to be registered as an investment advisor or investment company, as such terms are defined in the Investment Advisers Act of 1940 and Investment Company Act of 1940, respectively.

                  (b) TechStar has no Subsidiary corporations.

                  (c) True and complete copies of the Certificate of Incorporation and By-Laws of TechStar (including all amendments thereto), and a correct and complete list of the officers and directors of TechStar, are annexed hereto as Schedule 4.3.

                  (d) TechStar owns all of the assets, including Intellectual Property (as that term is hereinafter defined), if any, used in connection with the operation of the TechStar Business, free and clear of all liens, pledges, claims, charges, encumbrances, assessments and other restrictions and limitations whatsoever.

            4.4   Capital Structure; Stock Ownership.

                  (a) Except as set forth in Schedule 4.4 annexed hereto (all of which agreements and commitments will be terminated and canceled as of the Closing Date, without any payment by TechStar, if there are any at the date hereof), there are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or calls, demands or commitments: (i) obligating TechStar to issue, transfer or purchase any shares of its capital stock, or (ii) obligating AUGI to transfer any shares of the Stock owned by such stockholder. Other than in respect of the stock purchase rights described in
Schedule 4.4 (all of which shall be terminated and canceled as of the Closing Date, without any payment by TechStar, if there are any at the date hereof), no shares of capital stock of TechStar are reserved for issuance pursuant to stock options, warrants, agreements or other rights to purchase capital stock.

                  (b) When issued and delivered pursuant to this Agreement, all of the Stock will be validly issued, fully-paid and non-assessable, owned by AUGI free and clear of all pledges, Liens, claims, charges, encumbrances, assessments, pre-emptive rights and other restrictions and limitations whatsoever.

            4.5 TechStar Investments. TechStar does not own, directly or indirectly, any stock or other equity securities of any corporation or entity, and does not have any direct or indirect equity or ownership interest in any person other than the businesses conducted by TechStar.

            4.6   Financial Information.

                  (a) Annexed hereto as Schedule 4.6(a) are (i) the unaudited financial statements of TechStar as at April 30, 1997 and for the fiscal period from December 12, 1996 to April 30, 1997, including balance sheet, statements of operations, statements of stockholders' equity, and statements of cash flow, all as prepared by the management of TechStar (the "TechStar Unaudited Financial Statements"); and (ii) the audited financial statements of TechStar as at December 31, 1995 and September 30, 1996 and for the fiscal year and nine (9) months then ended, including balance sheets, statements of operations, statements of stockholders' equity, and statements of cash flow, as audited by Feldman Radin & Co., P.C., independent public accountants (the "TechStar Audited Financial Statements"). Such TechStar Unaudited Financial Statements and TechStar Audited Financial Statements are herein collectively referred to as the "TechStar Financial Statements."

                  (b) The TechStar Financial Statements: (i) are true, complete and correct in all respects and present fairly the financial position of TechStar as of the dates thereof and for the periods reflected therein, all in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis; (ii) make full and adequate provision, in accordance with GAAP, for the various assets and liabilities of TechStar on a basis and the results of its operations and transactions in its accounts, as of the dates and for the periods referred to therein; (iii) reflect only assets and liabilities and results of operations and transactions of TechStar, and do not include or reflect any assets, liabilities or transactions of any corporation or entity except TechStar; and (iv) were prepared from, and are consistent with, the books and records of TechStar, which accurately and consistently reflect all transactions to which TechStar was and is a party; provided, that the TechStar Unaudited Financial Statements omit footnote disclosures required under GAAP and are subject to fiscal year end audit adjustments which would not, individually or in the aggregate, be material. All such TechStar Financial Statements are incorporated in and made a part hereof and have been made part of the offering materials with respect to the Merger Financing.

                  (c) Except as expressly set forth in the TechStar Financial Statements and/or in the Schedules to this Agreement, or arising in the normal course of TechStar's business since April 30, 1997, there are as at the date hereof, no liabilities or obligations (including, without limitation, any tax liabilities or accruals) of TechStar, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are, singly or in the aggregate, material.

            4.7 No Material Changes. Except as and to the extent described in
Schedule 4.7 annexed hereto (which Schedule may make reference to any other Schedule hereto or to any other document(s) referred to in this Agreement which has heretofore or herewith been delivered to IDF), since April 30, 1997, the business of TechStar has continued to be operated only in the ordinary course, and there has not been:

                  (a) Any material adverse change in the condition (financial or otherwise), operations, business, properties, or prospects of TechStar from that shown in the most recent TechStar Unaudited Financial Statements, or any material transaction or commitment effected or entered into outside of the normal course of the TechStar Business other than in connection with the Merger;

                  (b) Any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting the business, operations, assets, properties, condition (financial or otherwise), or prospects of TechStar;

                  (c) Any declaration, setting aside or payment of any dividend or other distribution with respect to the Stock, any other payment of any kind by TechStar to AUGI or any of its Affiliates outside of the ordinary course of business, any forgiveness of any debt or obligation owed to TechStar by any of its stockholders or any of their respective Affiliates, or any direct or indirect redemption, purchase or other acquisition by TechStar of any capital stock of TechStar;

                  (d) Any other event or condition arising from or out of or in connection with the operation of TechStar which has materially and adversely affected, or may reasonably be expected to materially and adversely affect, TechStar, its assets or properties, its business, condition (financial or otherwise), or prospects;

                  (e) Except to the extent set forth in the Prior TechStar Employment Agreements or on Schedule 4.7 annexed hereto, no bonuses or salary increases shall be made to senior executive officers or other members of the management of TechStar; or

                  (f) no shares of Stock or other securities of TechStar shall be redeemed or otherwise repurchased and no additional shares of voting capital stock of TechStar, or notes, debentures, warrants or other securities exercisable into or convertible for shares of voting capital stock of TechStar, shall be issued to any person other than AUGI.

            4.8   Tax Returns and Tax Audits.

                  (a) Except as and to the extent disclosed in Schedule 4.8 annexed hereto: (i) on the date hereof, all foreign, federal, state, and local tax returns and tax reports required to be filed by TechStar on or before the date of this Agreement have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, except for such prior failures to file in timely fashion as have been subsequently followed by complete and proper filing and payment of all amounts due in respect thereof, including interest and penalties, if any; (ii) all foreign, federal, state, and local income, franchise, sales, use, property, excise, and other taxes (including interest and penalties and including estimated tax installments where required to be filed and paid) due from or with respect to TechStar as of the date hereof have been fully paid, and appropriate accruals shall have been made on TechStar's books for taxes not yet due and payable; (iii) as of the date hereof, all taxes and other assessments and levies which TechStar is required by law to withhold or to collect on or before the date hereof have been duly withheld and collected, and have been paid over to the proper governmental authorities to the extent due and payable on or before the date hereof; (iv) there are no outstanding or pending claims, deficiencies or assessments for taxes, interest or penalties with respect to any taxable period of TechStar, except claims for taxes not yet due and payable; and (v) no tax Liens have been filed on TechStar's assets. At and after the Closing Date, TechStar will have no liability for any foreign, federal, state, or local income tax with respect to any taxable period ending on or before the Closing Date, except as and to the extent disclosed in Schedule 4.8, if any.

                  (b) There are no audits pending or, to the knowledge of TechStar and AUGI, threatened, with respect to any foreign, federal, state, or local tax returns of TechStar, and no waivers of statutes of limitations have been given or requested with respect to any tax years or tax filings of TechStar. No presently pending assessments of tax deficiencies have been made against TechStar or with respect to its income, receipts or net worth, and no extensions of time are in effect for the assessment of deficiencies against TechStar. TechStar has not received notice of any claim by any authority in a jurisdiction in which TechStar does business and does not file tax returns that TechStar or its income, receipts or net worth may be subject to tax in that jurisdiction. TechStar is not a party to any tax-sharing or allocation agreement, nor does TechStar owe any amount under any tax-sharing or allocation agreement. TechStar has no liability for unpaid taxes because it once was a member of an "affiliated group" within the meaning of Section 1502 of the Code.

            4.9 Personal Property; Liens. TechStar has and owns good and marketable title to all of its personal property, including without limitation, all computer software, database and other intellectual property, free and clear of all Liens whatsoever, except for: (a) Liens securing TechStar's indebtedness for money borrowed, if any, as reflected in the Financial Statements, pursuant to the security agreements listed in Schedule 4.9 annexed hereto; (b) Liens securing the deferred purchase price of machinery, equipment, vehicles and/or other fixed assets, if any, as reflected in the Financial Statements or as incurred after the date thereof in the ordinary course of business of TechStar, pursuant to security agreements listed in Schedule 4.9;
(c) materialmen's, workmen's and other similar statutory liens arising in the ordinary course of business, none of which are material singly or in the aggregate, (d) Liens for taxes not yet due and payable, and (e) other Liens which individually or in the aggregate are immaterial in amount and character (each of the Liens described in clauses (a) through (e) of this sentence being hereinafter referred to as "Permitted Liens"). The aggregate book value of all items of machinery, equipment, vehicles, and other fixed assets owned or leased by TechStar does not exceed $500,000, and all of such fixed assets are in good operating condition and repair (reasonable wear and tear excepted) and are adequate for their use in the TechStar Business as presently conducted.

            4.10   Real Property.

                  (a) TechStar neither owns nor has any interest of any kind (whether ownership, lease or otherwise) in any real property except to the extent of TechStar's leasehold interests under the leases for its business premises, if any, true and complete copies of which leases (including all amendments thereto) are annexed hereto as Schedule 4.10 (the "Leases").

                  (b) TechStar and, to TechStar's and AUGI's knowledge, the landlords thereunder are presently in compliance in all material respects with all of their respective obligations under the Leases, and the premises leased thereunder are in good condition (reasonable wear and tear excepted) and are adequate for the operation of the TechStar Business.


                  (c) TechStar is in actual possession of the properties demised under the Leases. The Leases are free and clear of any Lien or any sublease or right of occupancy granted by TechStar, except as set forth on Schedule 4.10 hereto, if at all.

                  (d) TechStar has the right of ingress and egress through a public road or street, to and from the properties demised under the Leases.

                  (e) The properties demised under the Leases and the improvements thereon constitute all of the real property and leases currently used exclusively or materially for the TechStar Business and are adequate and sufficient for the current operations of TechStar and the TechStar Business.

                  (f) To the knowledge of TechStar and AUGI, there is no pending proceeding for the taking or condemnation of all or any portion of the properties demised under the Leases or pending taking or condemnation proceeding which would result in a termination of any Lease of real property, and none of the same is threatened.

                  (g) There are no material items of maintenance that have been materially deferred with respect to any of the improvements on the real property demised under the Leases.

                  (h) TechStar has received no uncured notice from applicable governmental authorities of any outstanding violations of any building or zoning laws, codes or regulations, or governmental or judicial orders issued pursuant thereto, with respect to the real property and the improvements thereon demised under the Leases, and there are no such violations.

            4.11 Accounts Receivable. All accounts receivable shown on the balance sheet as of April 30, 1997 included in the TechStar Financial Statements (the "Balance Sheet"), and all accounts receivable thereafter created or acquired by TechStar prior to the Closing Date, have arisen or will arise in the ordinary course of the TechStar Business. Except as set forth on Schedule 4.11 annexed hereto, to the best of AUGI's knowledge (but without guaranteeing the collectibility of any accounts receivable) all of such accounts receivable (a) are and will be subject to no counterclaims, set-offs, allowances or discounts of any kind, except to the extent of the allowance for doubtful accounts as of the April 30, 1997 reflected in the Balance Sheet, and (b) have been, are and will be valid and collectible in the ordinary course of business within two hundred and ten (210) days after the Closing Date (subject to the aforesaid allowance for doubtful accounts), without necessity of instituting any legal proceedings for collection.

            4.12 Inventories. All supplies and other inventories shown on the Balance Sheet, and all inventories thereafter acquired by TechStar prior to the Closing Date, have been and will be valued at the lower of cost or market, are owned by TechStar, which has good and marketable title thereto, and consisted and will consist of items which are of a quality and quantity which are clean, current, saleable and useable in the ordinary course of the TechStar Business for customary commercial purposes, and are substantially at TechStar's normal working levels of the same in the current conduct of its businesses in the ordinary course.

            4.13 Insurance Policies. Schedule 4.13 annexed hereto contains a true and correct schedule of all insurance coverages held by TechStar concerning its businesses and properties (including but not limited to professional liability insurance). All such policies are in full force and effect and TechStar is not in default thereunder in any material respect. To the knowledge of TechStar and AUGI, such policies provide adequate insurance coverage for TechStar, its properties and businesses, as presently conducted.

            4.14 Permits and Licenses; Consents. TechStar possesses and is in material compliance with every Permit of any Governmental Authority having jurisdiction over TechStar, or its businesses, properties, or assets, necessary in order to operate its businesses in the manner presently conducted; all of TechStar's Permits are valid, current and in full force and effect; and none of such Permits will be voided, revoked or terminated, or are voidable, revocable or terminable, upon and by reason of the Merger and the change of ownership of TechStar pursuant to this Agreement. Schedule 4.14 hereto lists all of the Permits of or in respect of any Governmental Authority or any other Person (as such term is hereinafter defined) which are required for the execution or delivery by TechStar and AUGI of this Agreement and the consummation of the transactions contemplated hereby.

            4.15   Contracts and Commitments.

                  (a) Schedule 4.15 annexed hereto lists all material contracts, leases, commitments, technology agreements, software development agreements, software licenses, indentures and other agreements to which TechStar is a party (collectively, "Material Contracts") including, without limitation, the following: (i) any contract for the purchase of equipment, supplies, other materials, or other inventory items other than purchase orders for supplies entered into in the ordinary course of business; (ii) any contract related to the purchase or lease of any capital asset involving aggregate payments of more than $5,000 per annum that is not cancelable by TechStar on less than thirty
(30) days notice; (iii) all technology agreements, software development agreements and software licenses (except for pre-printed shrinkwrap licenses for commercially available and non-custom software applications) involving TechStar or any Affiliate of TechStar, regardless of the duration thereof or the amount of payments called for or required thereunder; (iv) any guarantee, make-whole agreement, or similar agreement or undertaking to support, directly or indirectly, the financial or other condition of any other person or entity; (v) each contract for or relating to the employment of any officer, employee, technician, agent, consultant, or advisor to or for TechStar that is not cancelable by TechStar without penalty, premium or liability (for severance or otherwise) on less than thirty (30) days' prior written notice; (vi) license, royalty, franchise, distributorship, dealer, manufacturer's representative, agency and advertising agreements; (vii) any contract with any collective bargaining unit; (viii) any mortgage of real property; (ix) any factoring agreement with respect to the accounts receivable of TechStar; (x) any pledge or other security agreement by TechStar other than guaranties entered into in the ordinary course of business which are not material to TechStar, (xi) any joint venture agreement or similar arrangement; (xii) any non-competition agreement or similar arrangement; and (xiii) any contract, lease, commitment, indenture, or other agreement to which TechStar is a party that may not be terminated without penalty, premium or liability by TechStar on not more than thirty (30) days' prior written notice.

                  (b) Except as set forth in Schedule 4.15: (i) all Material Contracts are in full force and effect; (ii) TechStar and, to the knowledge of TechStar and AUGI, the other parties thereto, each are in compliance with all of their respective obligations under the Material Contracts in all material respects, and are not in breach or default thereunder, nor has there occurred any condition or event which, after notice or lapse of time or both, would constitute a default thereunder; and (iii) none of the Material Contracts will be voided, revoked or terminated, or voidable, revocable or terminable, in whole or in part, upon and by reason of the Merger and the change of ownership of TechStar pursuant to this Agreement or otherwise as a result of the transactions contemplated hereby.

                  (c) No purchase commitment by TechStar is in excess of the normal, ordinary and usual requirements of the business of TechStar.

                  (d) There is no outstanding power of attorney granted by TechStar to any person, firm or corporation for any purpose whatsoever.

            4.16 Customers and Suppliers. Neither AUGI nor TechStar has actual knowledge of any existing, announced or anticipated changes in the policies of, or the relationships with, or the business of, any material clients, customers, or suppliers of TechStar which could materially adversely affect TechStar or its condition, financial or otherwise, business, or prospects.

            4.17   Labor, Benefit and Employment Agreements.

                  (a) Except as set forth in Schedule 4.17 annexed hereto, TechStar is not a party to any agreement with respect to the employment or compensation of any non-hourly and/or non-union employee(s). TechStar is not now, nor has it ever been, a party to or subject to any collective bargaining agreement or other labor agreement. Schedule 4.17 sets forth the amount of all compensation or remuneration (including any discretionary bonuses) paid by TechStar during the 1996 calendar year or to be paid by TechStar during the 1997 calendar year to employees or consultants who presently receive aggregate compensation or remuneration at an annual rate in excess of $50,000.

                  (b) No union is now certified or, to the best of the knowledge of TechStar and AUGI, claims to be certified as a collective bargaining agent to represent any employees of TechStar, and there are no labor disputes existing or, to the best of the knowledge of TechStar and AUGI, threatened, involving strikes, slowdowns, work stoppages, job actions or lockouts of any employees of TechStar.

                  (c) There are no unfair labor practice charges or petitions for election pending or being litigated before the National Labor Relations Board or any other federal or state labor commission relating to any employees of TechStar. Except as set forth on Schedule 4.17, TechStar has not received any written notice of any actual or alleged violation of any law, regulation, order or contract term affecting the collective bargaining rights of employees, equal opportunity in employment, or employee health, safety, welfare or wages and hours.

                  (d) TechStar has not, at any time, been and is not now required to make contributions to, be a party to or covered by (or had any of its employees covered by), and has not withdrawn from (partially or otherwise), and has not had and does not have any obligations to or in respect of any "multiemployer plan" (as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")).

                  (e) Except as disclosed in Schedule 4.17, TechStar does not maintain, or have any liabilities or obligations of any kind with respect to, any bonus, commission, deferred compensation, excess benefits, pension, thrift, savings, employee ownership, salary continuation, severance, profit sharing, retirement, supplemental retirement, or other such benefit plan, and does not have any potential or contingent liability in respect of any actions or transactions relating to any such plan other than to make contributions thereto if, as, and when due in respect of periods subsequent to the date hereof. Without limitation of the foregoing, (i) TechStar has made all required contributions to or in respect of any and all such benefit plans, (ii) no "accumulated funding deficiency" (as defined in Section 412 of the Code has been incurred in respect of any of such benefit plans, and the present value of all vested accrued benefits thereunder does not, on the date hereof, exceed the assets of any such plan allocable to the vested accrued benefits thereunder,
(iii) there has been no "prohibited transaction" (as defined in Section 4975 of the Code) with respect to any such plan, and no transaction which could give rise to any tax or penalty under Section 4975 of the Code or Section 502 of ERISA, and (iv) there has been no "reportable event" (within the meaning of Section 4043(b) of ERISA) with respect to any such plan. All of such plans which constitute, are intended to constitute, or have been treated by TechStar as "employee pension benefit plans" or other plans within Section 3 of ERISA have been determined by the Internal Revenue Service to be "qualified" under Section 401(a) of the

Code, and have been administered and are in compliance with ERISA and the Code; and neither TechStar nor AUGI has any knowledge of any state of facts, conditions or occurrences such as would impair the "qualified" status of any of such plans.

                  (f) Except for the group insurance programs or 401(k) plan listed in Schedule 4.17, TechStar does not maintain any medical, health, life, dental, short- or long-term disability, hospitalization, accident, death benefits, or other employee benefit insurance programs, or sick leave or vacation or holiday or leave policies, or any welfare plans (within the meaning of Section 3(1) of ERISA) for the benefit of any current or former employees, and, except as required by law, TechStar has no liability, fixed or contingent, for health or medical benefits to any former employee.

            4.18   No Breach of Statute, Decree or Other Instrument.

                  (a) Except as set forth in Schedule 4.18 annexed hereto and as otherwise would not have a material adverse effect on the existing businesses, assets, financial condition or prospects of TechStar: (i) neither the execution and delivery of this Agreement or any other TechStar Agreement by TechStar and/or AUGI, nor the performance of, or compliance with, the terms and provisions of this Agreement or any other TechStar Agreement on the part of TechStar and/or AUGI, will violate or conflict with any term of the Certificate of Incorporation or By-Laws of TechStar or, to the knowledge of TechStar and AUGI, any statute, law, rule or regulation of any governmental authority affecting the existing business of TechStar, or will cause or permit the material modification of the effect of, the imposition of any Lien in respect of, or the acceleration of any obligations or terms or the termination of any rights or imposition of any burdens under, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any judgment, order, award, injunction or decree, or any of the material terms, conditions or provisions of any contract, lease, agreement, indenture or other instrument to which TechStar or AUGI is a party or by which TechStar or AUGI is bound; and (ii) no consent, authorization or approval of or filing with any governmental authority or agency, or any third party, will be required on the part of TechStar or AUGI as conditions precedent to the consummation of the transactions contemplated hereby, or result in the cancellation of any Permits presently held by TechStar which are required for the operation of its business as conducted on the date hereof.

                  (b) In connection with and as respects the Merger, TechStar and AUGI have waived any and all rights which it or they may have (by way of right of first refusal, right of first offer, or otherwise) to purchase any of the Stock by reason of the proposed disposition thereof by AUGI pursuant to the Merger. In addition, by its execution of this Agreement, AUGI does hereby waive any rights of appraisal which it may have under the Delaware General Corporation Law.

            4.19   Compliance with Laws.

                  (a) Except as set forth in Schedule 4.19 to this Agreement, TechStar has been, and is now in compliance (except to the extent, disclosed on Schedule 4.19, that incidental and non-material non-compliance has not had and can not reasonably be expected to have a material adverse effect on TechStar, its properties or assets, its businesses, its condition (financial or otherwise), or its prospects) with each of the following which is applicable to or binding upon or affecting TechStar or its properties, assets, or business, or to which TechStar, or its properties, assets, or business are subject: every statute, ordinance, code or other law, treaty, rule, regulation, order, technical or other standard, requirement or procedure existing, enacted, adopted, administered, enforced, or promulgated, by any Governmental Authority (each of the foregoing, a "Law"), and every Permit, and every order, judgment, writ, injunction, award, decree, demand, assessment or determination of any arbitrator and of every Governmental Authority (each of the foregoing, an "Order"; each Law, Permit, and Order being sometimes hereinafter referred to as a "Requirement of Law"). Neither TechStar nor its properties, assets, or business are subject to or directly affected by any Requirement of Law of any Governmental Authority, other than those similarly affecting similar enterprises engaged in a material way in the same business activities.

                  (b) TechStar has not, at any time, to the knowledge of AUGI:
(i) acquired, handled, utilized, stored, generated, processed, transported, or disposed of any hazardous or toxic substances, whether in violation of any foreign, federal, state, or local environmental or occupational health and safety laws or regulations or otherwise, (ii) otherwise committed any material violation of any foreign, federal, state, or local environmental or occupational health and safety laws or regulations (including, without limitation, the provisions of the Environmental Protection Act and other applicable environmental statutes and regulations) or any violation of the Occupational Safety and Health Act, or (iii) been in violation of any material requirements of its insurance carriers from time to time.

                  (c) Neither TechStar nor any of its directors, officers or employees has received any written notice of default or violation, nor, to the best of the knowledge of TechStar and AUGI, is TechStar or any of its directors, officers or employees in default or violation, with respect to any judgment, order, writ, injunction, decree, demand or assessment issued by any court or any federal, state, local, municipal, or other governmental agency, board, commission, bureau, instrumentality or department, domestic or foreign, relating to any aspect of TechStar's business, affairs, properties, or assets. Neither TechStar nor any of its directors, officers or employees, has received written notice of, been charged with, or, to its or their knowledge, is under investigation with respect to, any violation of any provision of any federal, state, local, municipal, or other law or administrative rule or regulation, domestic or foreign, relating to any aspect of TechStar's business, affairs, properties or assets, which violation would have a material adverse effect on TechStar, its properties or assets, its businesses, its condition (financial or otherwise), or its prospects.

                  (d) Schedule 4.19 sets forth the date(s), if any, of the last known audits or inspections (if any) of TechStar conducted by or on behalf of the Environmental Protection Agency, the Occupational Safety and Health Administration, and any other Governmental Authority.

            4.20 Litigation. Except as disclosed in Schedule 4.20 annexed hereto, there are no private or governmental orders, claims, actions, suits, arbitrations, investigations, administrative or other proceedings (including, without limitation, any claim alleging the invalidity, infringement or interference of any patent, patent application, software, technology or other intellectual property rights owned or licensed by TechStar) or investigations (collectively, the "Actions") pending or, to the knowledge of TechStar or any of AUGI, are any Actions threatened, against TechStar or relating to its businesses or properties, at law or in equity or before or by any court or any Governmental Authority or challenging the validity or propriety of the transaction contemplated hereby. Except as disclosed in Schedule 4.20 annexed hereto, neither TechStar nor any of AUGI is aware of any state of facts, events, conditions or occurrences which might properly constitute grounds for or the basis of any meritorious Action against or with respect to TechStar, which would, if determined adversely, have a material adverse effect on TechStar, the TechStar Business or any material portion of its assets, or impair the ability of AUGI to deliver in the Merger all of its shares of Stock free and clear of all pledges, Liens, claims, charges, options, calls, encumbrances, restrictions and assessments whatsoever (except any restrictions which may be created by operation of state or federal securities laws).

            4.21 Intellectual Property. Schedule 4.21 annexed hereto correctly sets forth a list and brief description of the nature and ownership of: (a) all patents, patent applications, copyright registrations and applications, registered trade names, service marks, trademark registrations and applications, both domestic and foreign, which are presently owned, filed or held by TechStar and/or any of its directors, officers, stockholders or employees and which in any way relate to or are used in the TechStar Business; (b) all licenses, computer software licenses, and software access or joint development agreements, both domestic and foreign, which are owned or controlled by TechStar and/or any of its directors, officers, stockholders or employees and which in any way relate to or are used in the TechStar Business; and (c) all franchises, licenses and/or similar arrangements granted to TechStar by others and/or to others by TechStar (collectively, the "Intellectual Property"). None of the Intellectual Property set forth or required to be set forth in Schedule 4.21 is subject to any pending challenge known to AUGI or TechStar, infringes on or misappropriates the rights of any others, or is subject to loss or expiration in the near future (or the threat of such loss or expiration). Except as set forth on Schedule 4.21, TechStar owns good and marketable title to the Intellectual Property free and clear of any Liens.

            4.22 Transactions with Affiliates. No material asset employed in the business of TechStar is owned by, leased from or leased to the stockholder of TechStar, any of its Affiliates, members of their families or any partnership, corporation, trust or other entity for their benefit, or any other officer, director or employee of TechStar or any Affiliate of TechStar (collectively, "TechStar Affiliates"). TechStar has made no loans to nor conducted any transactions with any TechStar Affiliates except as disclosed on the schedules hereto.

            4.23 Bank Accounts. Annexed hereto as Schedule 4.23 is a correct and complete list of all bank accounts, lock boxes and safe deposit boxes maintained by or on behalf of TechStar, with indication of all persons having signatory, access or other authority with respect thereto.

            4.24 Schedules Incorporated by Reference. The making of any recitation in any Schedule hereto shall be deemed to constitute a representation and warranty that such recitation is an accurate statement and disclosure of the information required by the corresponding Section(s) of this Agreement (or taken as a whole), as, to the extent, and subject to the qualifications and limitations, set forth in such corresponding Section(s).

            4.25 Certain Legal Proceedings. Except as described in writing to IDF by TechStar, during the past five-year period, neither TechStar, any officer or director of TechStar, nor any person intended to become an officer or director of TechStar or as a nominee of TechStar to become a director of IDF upon the Merger, has been the subject of:

                  (a) a petition under the Federal bankruptcy laws or any other insolvency law or has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

                  (b) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding minor traffic violations which do not relate to driving while intoxicated or driving under the influence);

                  (c) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

                        (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the united States Commodity Futures Trading Commission or any associated person of any of the foregoing, or as an investment advisor, underwriter, broker or company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

                        (ii) engaging in any type of business practice; or

                        (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal, state or other securities laws or commodities laws;

                  (d) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity;

                  (e) a finding by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission (the "Commission") to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

                  (f) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

            4.26 Investment. AUGI purchased the outstanding capital stock of TechStar for its own account, for investment purposes only, and not with a view to the resale or distribution thereof.

            4.27 No Misleading Statements. None of the information supplied or to be supplied by or about TechStar for inclusion or incorporation by reference in the offering materials concerning the Merger Financing or in any information supplied to IDF concerning the Merger contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

      5.    REPRESENTATIONS AND WARRANTIES OF IDF AND MERGERCO.

            IDF and Mergerco hereby jointly and severally represent and warrant to AUGI, as follows, it being understood and agreed that (i) unless the context otherwise indicates, all references in this Article 5 to IDF includes IDF and its consolidated direct and indirect Subsidiaries, including H-W; and (ii) neither AUGI nor TechStar is or will be required to undertake any independent investigation to determine the truth, accuracy and completeness of the representations and warranties made by IDF or Mergerco in this Agreement:


            5.1 Organization, Good Standing and Qualification. Each of Mergerco and IDF is a corporation duly organized, validly existing and in good standing under the laws of the States of Delaware and New York, respectively, with all necessary power and authority to execute and deliver this Agreement, the TechStar Employment Agreements, and the other instruments, agreements and written undertakings of IDF and Mergerco, and each of them, which are executed in connection therewith and to which it or they, respectively are parties (collectively, the "IDF Transaction Agreements"), to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. True and complete copies of the Certificate of Incorporation and By-Laws of Mergerco and of IDF (including all amendments thereto), and a correct and complete list of the officers and directors of Mergerco and of IDF, are annexed hereto as Schedule 5.1.

            5.2 Authorization of Agreement. The execution, delivery and performance of this Agreement and the IDF Transaction Agreements and the consummation of the Merger and the other transactions contemplated hereby and thereby by Mergerco and IDF have been duly and validly authorized by the Board of Director and sole stockholder of Mergerco, and by the Board of Directors of IDF; and Mergerco and IDF have the full corporate right, power and authority to execute and deliver this Agreement and the IDF Transaction Agreements, to perform their respective obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. No further corporate authorization is necessary on the part of Mergerco or IDF to consummate the transactions contemplated hereby and thereby.

            5.3 Valid and Binding Agreement. This Agreement and the other IDF Transaction Agreements constitutes the legal, valid and binding obligation of Mergerco, enforceable against Mergerco in accordance with its and their terms, except to the extent limited by bankruptcy, insolvency, reorganization and other laws affecting creditors rights generally, and except with respect to remedies, the enforcement of which vests in the discretion of courts of equitable jurisdiction, and this Agreement and, when executed and delivered by IDF, and the other IDF Transaction Agreements constitute, and will constitute, the legal, valid and binding obligations of Mergerco and IDF (as the case may be), enforceable against Mergerco and IDF in accordance with its and their respective terms, except to the extent limited by bankruptcy, insolvency, reorganization and other laws affecting creditors rights generally, and except with respect to remedies, the enforcement of which vests in the discretion of courts of equitable jurisdiction.

            5.4 No Breach of Statute or Contract. Neither the execution and delivery of this Agreement and the other IDF Transaction Agreements by Mergerco or IDF, nor compliance with the terms and provisions of this Agreement or the other IDF Transaction Agreements on the part of Mergerco or IDF, will: (a) violate any statute or regulation of any Governmental Authority affecting Mergerco or IDF; (b) require the issuance of any authorization, license, consent or approval of any Governmental Authority; or (c) conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree, note, indenture, loan agreement or other agreement or instrument to which Mergerco or IDF is a party, or by which Mergerco or IDF is bound, or constitute a default thereunder.

            5.5   Capitalization of IDF.

                  (a) Schedule 5.5 annexed contains a description of: (i) the authorized, issued and outstanding shares of IDF Common Stock; and (ii) all Fully-Diluted IDF Equity which may be issued upon exercise of all outstanding stock options or warrants, or upon conversion of all issued and outstanding notes, preferred stock, rights or other securities convertible or exchangeable for shares of IDF Common Stock.

                  (b) When issued and delivered pursuant to this Agreement, all of the Merger Consideration will be validly issued, fully-paid and non-assessable, owned by IDF free and clear of all pledges, Liens, claims, charges, encumbrances, assessments, pre-emptive rights and other restrictions and limitations whatsoever.

            5.6 Investment. IDF owns the outstanding capital stock of Mergerco for its own account, for investment purposes only, and not with a view to the resale or distribution thereof.

            5.7 Business of Mergerco. Mergerco has been formed solely for the purposes of consummating the transactions contemplated by this Merger Agreement, has not conducted and will not conduct any independent business operations until the Closing Date of the Merger.

            5.8   Financial Information.

                  (a) Annexed hereto as Schedule 5.8(a) are (i) the unaudited consolidated financial statements of IDF as at December 31, 1996 and for the six months ended December 31, 1996, including balance sheet, statements of operations, statements of stockholders' equity, and statements of cash flow, as reviewed but not audited by Lazar, Levine & Company LLP, and the unaudited consolidated balance sheet and statement of operations as at March 31, 1997 and for the nine months then ended, as prepared by management of IDF (collectively, the "IDF Unaudited Financial Statements"); and (ii) the audited consolidated financial statements of IDF as at June 30, 1996 and June 30, 1995 and for the two fiscal years then ended, including balance sheets, statements of operations, statements of stockholders' equity, and statements of cash flow, as audited by Lazar, Levine & Company LLP (the "IDF Audited Financial Statements"). Such IDF Unaudited Financial Statements and IDF Audited Financial Statements are herein collectively referred to as the "IDF Financial Statements."

                  (b) The IDF Financial Statements: (i) are true, complete and correct in all respects and present fairly the consolidated financial position of IDF and its Subsidiaries as of the dates thereof and for the periods reflected therein, all in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis; (ii) make full and adequate provision, in accordance with GAAP for the various assets and liabilities of IDF on a basis and the results of its operations and transactions in its accounts, as of the dates and for the periods referred to therein; (iii) reflect only assets and liabilities and results of operations and transactions of IDF, and do not include or reflect any assets, liabilities or transactions of any corporation or entity except IDF and its Subsidiaries; and (iv) were prepared from, and are consistent with, the books and records of IDF, which accurately and consistently reflect all transactions to which IDF was and is a party; provided, that the IDF Unaudited Financial Statements omit footnote disclosures required under GAAP and are subject to fiscal year end audit adjustments which would not, individually or in the aggregate, be material.

                  (c) Except as expressly set forth in the IDF Financial Statements and/or in the Schedules to this Agreement, or arising in the normal course of IDF's business since March 31, 1997, there are as at the date hereof, no liabilities or obligations (including, without limitation, any tax liabilities or accruals) of IDF, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are, singly or in the aggregate, material.

            5.9 No Material Changes. Except as and to the extent described in
Schedule 5.9 annexed hereto (which Schedule may make reference to any other Schedule hereto or to any other document(s) referred to in this Agreement which has heretofore or herewith been delivered to IDF), since March 31, 1997, the business of IDF has continued to be operated only in the ordinary course, and there has not been:

                  (a) Any material adverse change in the condition (financial or otherwise), operations, business, properties, or prospects of IDF from that shown in the most recent IDF Unaudited Financial Statements, or any material transaction or commitment effected or entered into outside of the normal course of the IDF Business other than in connection with the Merger;

                  (b) Any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting the business, operations, assets, properties, condition (financial or otherwise), or prospects of IDF;

                  (c) Any declaration, setting aside or payment of any dividend or other distribution with respect to the Stock, any other payment of any kind by IDF to any of its stockholders or Affiliates outside of the ordinary course of business, any forgiveness of any debt or obligation owed to IDF by any of its stockholders or any of their respective Affiliates, or any direct or indirect redemption, purchase or other acquisition by IDF of any capital stock of IDF; or

                  (d) Any other event or condition arising from or out of or in connection with the operation of IDF which has materially and adversely affected, or may reasonably be expected to materially and adversely affect, IDF, the IDF Business, its assets or properties, its business, condition (financial or otherwise), or prospects.

            5.10  Tax Returns and Tax Audits.

                  (a) Except as and to the extent disclosed in Schedule 5.10 annexed hereto: (i) on the date hereof, all foreign, federal, state, and local tax returns and tax reports required to be filed by IDF on or before the date of this Agreement have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, except for such prior failures to file in timely fashion as have been subsequently followed by complete and proper filing and payment of all amounts due in respect thereof, including interest and penalties, if any; (ii) all foreign, federal, state, and local income, franchise, sales, use, property, excise, and other taxes (including interest and penalties and including estimated tax installments where required to be filed and paid) due from or with respect to IDF as of the date hereof have been fully paid, and appropriate accruals shall have been made on IDF's books for taxes not yet due and payable;
(iii) as of the date hereof, all taxes and other assessments and levies which IDF is required by law to withhold or to collect on or before the date hereof have been duly withheld and collected, and have been paid over to the proper governmental authorities to the extent due and payable on or before the date hereof; (iv) there are no outstanding or pending claims, deficiencies or assessments for taxes, interest or penalties with respect to any taxable period of IDF, except claims for taxes not yet due and payable; and (v) no tax Liens have been filed on IDF's assets. At and after the Closing Date, IDF will have no liability for any foreign, federal, state, or local income tax with respect to any taxable period ending on or before the Closing Date, except as and to the extent disclosed in Schedule 5.10, if any.

                  (b) There are no audits pending or, to the knowledge of IDF, threatened, with respect to any foreign, federal, state, or local tax returns of IDF, and no waivers of statutes of limitations have been given or requested with respect to any tax years or tax filings of IDF. No presently pending assessments of tax deficiencies have been made against IDF or with respect to its income, receipts or net worth, and no extensions of time are in effect for the assessment of deficiencies against IDF. IDF has not received notice of any claim by any authority in a jurisdiction in which IDF does business and does not file tax returns that IDF or its income, receipts or net worth may be subject to tax in that jurisdiction. IDF is not a party to any tax-sharing or allocation agreement, nor does IDF owe any amount under any tax-sharing or allocation agreement. IDF has no liability for unpaid taxes because it once was a member of an "affiliated group" within the meaning of Section 1502 of the Code.

            5.11 Personal Property; Liens. IDF has and owns good and marketable title to all of its personal property, including without limitation, all computer software, database and other intellectual property, free and clear of all Liens whatsoever, except for: (a) Liens securing IDF's indebtedness for money borrowed, if any, as reflected in the Financial Statements, pursuant to the security agreements listed in Schedule 5.11 annexed hereto; (b) Liens securing the deferred purchase price of machinery, equipment, vehicles and/or other fixed assets, if any, as reflected in the Financial Statements or as incurred after the date thereof in the ordinary course of business of IDF, pursuant to security agreements listed in Schedule 5.11; (c) materialmen's, workmen's and other similar statutory liens arising in the ordinary course of business, none of which are material singly or in the aggregate, (d) Liens for taxes not yet due and payable, and (e) other Liens which individually or in the aggregate are immaterial in amount and character (each of the Liens described in clauses (a) through (e) of this sentence being hereinafter referred to as "Permitted Liens"). The aggregate book value of all items of machinery, equipment, vehicles, and other fixed assets owned or leased by IDF does not exceed $500,000, and all of such fixed assets are in good operating condition and repair (reasonable wear and tear excepted) and are adequate for their use in IDF's business as presently conducted.

            5.12   Real Property.

                  (a) IDF neither owns nor has any interest of any kind (whether ownership, lease or otherwise) in any real property except to the extent of IDF's leasehold interests under the leases for its business premises, if any, true and complete copies of which leases (including all amendments thereto) are annexed hereto as Schedule 5.12 (the "Leases").

                  (b) Except as set forth on Schedule 5.12, IDF and, to IDF's knowledge, the landlords thereunder are presently in compliance in all material respects with all of their respective obligations under the Leases, and the premises leased thereunder are in good condition (reasonable wear and tear excepted) and are adequate for the operation of IDF's current business.

                  (c) IDF is in actual possession of the properties demised under the Leases. The Leases are free and clear of any Lien or any sublease or right of occupancy granted by IDF, except as set forth on Schedule 5.12 hereto, if at all.

                  (d) IDF has the right of ingress and egress through a public road or street, to and from the properties demised under the Leases.

                  (e) The properties demised under the Leases and the improvements thereon constitute all of the real property and leases currently used exclusively or materially for the IDF Business and are adequate and sufficient for the current operations of IDF and the IDF Business.

                  (f) To the knowledge of IDF, there is no pending proceeding for the taking or condemnation of all or any portion of the properties demised under the Leases or pending taking or condemnation proceeding which would result in a termination of any Lease of real property, and none of the same is threatened.

                  (g) There are no material items of maintenance that have been materially deferred with respect to any of the improvements on the real property demised under the Leases.

                  (h) IDF has received no uncured notice from applicable governmental authorities of any outstanding violations of any building or zoning laws, codes or regulations, or governmental or judicial orders issued pursuant thereto, with respect to the real property and the improvements thereon demised under the Leases, and there are no such violations.

            5.13 Accounts Receivable. All accounts receivable shown on the balance sheet as of March 31, 1997 included in the IDF Financial Statements (the "Balance Sheet"), and all accounts receivable thereafter created or acquired by IDF prior to the Closing Date, have arisen or will arise in the ordinary course of the IDF Business. Except as set forth on Schedule 4.11 annexed hereto, to IDF's knowledge (but without guaranteeing the collectability of any accounts receivable), all of such accounts receivable (a) are and will be subject to no counterclaims, set-offs, allowances or discounts of any kind, except to the extent of the allowance for doubtful accounts as of the March 31, 1997 reflected in the Balance Sheet, and (b) have been, are and will be valid and collectible in the ordinary course of business within 210 days after the Closing Date (subject to the aforesaid allowance for doubtful accounts), without necessity of instituting any legal proceedings for collection.

            5.14 Inventories. All supplies and other inventories shown on the Balance Sheet, and all inventories thereafter acquired by IDF prior to the Closing Date, have been and will be valued at the lower of cost or market, and consisted and will consist of items which are of a quality and quantity which are useable in the ordinary course of IDF's business for customary commercial purposes, and are substantially at IDF's normal working levels of the same in the current conduct of its businesses in the ordinary course.

            5.15 Insurance Policies. Schedule 5.15 annexed hereto contains a true and correct schedule of all insurance coverages held by IDF concerning its businesses and properties (including but not limited to professional liability insurance). All such policies are in full force and effect and IDF is not in default thereunder in any material respect. To the knowledge of IDF, such policies provide adequate insurance coverage for IDF, its properties and businesses, as presently conducted.

            5.16 Permits and Licenses; Consents. IDF possesses and is in material compliance with every Permit of any Governmental Authority having jurisdiction over IDF, or its businesses, properties, or assets, necessary in order to operate its businesses in the manner presently conducted; all of IDF's Permits are valid, current and in full force and effect; and none of such Permits will be voided, revoked or terminated, or are voidable, revocable or terminable, upon and by reason of the Merger and the change of control of IDF pursuant to this Agreement. Schedule 5.16 hereto lists all of the Permits of or in respect of any Governmental Authority or any other Person (as such term is hereinafter defined) which are required for the execution or delivery by IDF of this Agreement and the consummation of the transactions contemplated hereby.

            5.17   Contracts and Commitments.

                  (a) Schedule 5.17 annexed hereto lists all material contracts, leases, commitments, technology agreements, software development agreements, software licenses, indentures and other agreements to which IDF is a party (collectively, "Material Contracts") including, without limitation, the following: (i) any contract for the purchase of equipment, supplies, other materials, or other inventory items other than purchase orders for supplies entered into in the ordinary course of business; (ii) any contract related to the purchase or lease of any capital asset involving aggregate payments of more than $5,000 per annum that is not cancelable by IDF on less than thirty (30) days notice; (iii) all technology agreements, software development agreements and software licenses (except for pre-printed licenses for commercially available and non-custom software applications) involving IDF or any Affiliate, regardless of the duration thereof or the amount of payments called for or required thereunder; (iv) any guarantee, make-whole agreement, or similar agreement or undertaking to support, directly or indirectly, the financial or other condition of any other person or entity; (v) each contract for or relating to the employment of any officer, employee, technician, agent, consultant, or advisor to or for IDF that is not cancelable by IDF without penalty, premium or liability (for severance or otherwise) on less than thirty (30) days' prior written notice; (vi) license, royalty, franchise, distributorship, dealer, manufacturer's representative, agency and advertising agreements; (vii) any contract with any collective bargaining unit; (viii) any mortgage of real property; (ix) any factoring agreement with respect to the accounts receivable of IDF; (x) any pledge or other security agreement by IDF other than guaranties entered into in the ordinary course of business which are not material to IDF,
(xi) any joint venture agreement or similar arrangement; (xii) any non-competition agreement or similar arrangement; and (xiii) any contract, lease, commitment, indenture, or other agreement to which IDF is a party that may not be terminated without penalty, premium or liability by IDF on not more than thirty (30) days' prior written notice. The term "Material Contract" shall not include any contract or agreement, the failure of which to maintain, perform or continue in effect (including by reason of the Merger) has not and is not reasonably expected to adversely affect IDF and its assets, properties, businesses or financial condition.

                  (b) Except as set forth in Schedule 5.17: (i) all Material Contracts are in full force and effect; (ii) IDF and, to the knowledge of IDF, the other parties thereto, each are in compliance with all of their respective obligations under the Material Contracts in all material respects, and are not in breach or default thereunder, nor has there occurred any condition or event which, after notice or lapse of time or both, would constitute a default thereunder; and (iii) none of the Material Contracts will be voided, revoked or terminated, or voidable, revocable or terminable, in whole or in part, upon and by reason of the Merger and the change of ownership of IDF pursuant to this Agreement.

                  (c) No purchase commitment by IDF is in excess of the normal, ordinary and usual requirements of the business of IDF.

                  (d) There is no outstanding power of attorney granted by IDF to any person, firm or corporation for any purpose whatsoever, except which may be included as part of the terms of a security agreement or other Material Contract entered into by IDF in connection with a financing or otherwise in the ordinary course of its businesses.

            5.18 Customers and Suppliers. IDF has no actual knowledge of any existing, announced or anticipated changes in the policies of, or the relationships with, or the business of, any material clients, customers, or suppliers of IDF which will materially adversely affect IDF or its condition, financial or otherwise, business, or prospects.

            5.19   Labor, Benefit and Employment Agreements.

                  (a) Except as set forth in Schedule 5.19 annexed hereto, IDF is not a party to any agreement with respect to the employment or compensation of any non-hourly and/or non-union employee(s). IDF is not now, nor has it ever been, a party to or subject to any collective bargaining agreement or other labor agreement. Schedule 5.19 sets forth the amount of all compensation or remuneration (including any discretionary bonuses) paid by IDF during the 1996 calendar year or to be paid by IDF during the 1997 calendar year to employees or consultants who presently receive aggregate compensation or remuneration at an annual rate in excess of $50,000.

                  (b) No union is now certified or, to the best of the knowledge of IDF and each of AUGI, claims to be certified as a collective bargaining agent to represent any employees of IDF, and there are no labor disputes existing or, to the best of the knowledge of IDF, threatened, involving strikes, slowdowns, work stoppages, job actions or lockouts of any employees of IDF.

                  (c) There are no unfair labor practice charges or petitions for election pending or being litigated before the National Labor Relations Board or any other federal or state labor commission relating to any employees of IDF. Except as set forth on Schedule 5.19, IDF has not received any written notice of any actual or alleged violation of any law, regulation, order or contract term affecting the collective bargaining rights of employees, equal opportunity in employment, or employee health, safety, welfare, or wages and hours.

                  (d) IDF has not, at any time, been and is not now required to make contributions to, be a party to or covered by (or had any of its employees covered by), and has not withdrawn from (partially or otherwise), and has not had and does not have any obligations to or in respect of any "multiemployer plan" (as defined in Section 3(37) of ERISA.

                  (e) Except as disclosed in Schedule 5.19, IDF does not maintain, or have any liabilities or obligations of any kind with respect to, any bonus, commission, deferred compensation, excess benefits, pension, thrift, savings, employee ownership, salary continuation, severance, profit sharing, retirement, supplemental retirement, or other such benefit plan, and does not have any potential or contingent liability in respect of any actions or transactions relating to any such plan other than to make contributions thereto if, as, and when due in respect of periods subsequent to the date hereof. Without limitation of the foregoing, (i) IDF has made all required contributions to or in respect of any and all such benefit plans, (ii) no "accumulated funding deficiency" (as defined in Section 412 of the Code has been incurred in respect of any of such benefit plans, and the present value of all vested accrued benefits thereunder does not, on the date hereof, exceed the assets of any such plan allocable to the vested accrued benefits thereunder, (iii) there has been no "prohibited transaction" (as defined in Section 4975 of the Code) with respect to any such plan, and no transaction which could give rise to any tax or penalty under Section 4975 of the Code or Section 502 of ERISA, and (iv) there has been no "reportable event" (within the meaning of Section 4043(b) of ERISA) with respect to any such plan. All of such plans which constitute, are intended to constitute, or have been treated by IDF as "employee pension benefit plans" or other plans within Section 3 of ERISA have been determined by the Internal Revenue Service to be "qualified" under Section 401(a) of the Code, and have been administered and are in compliance with ERISA and the Code; and AUGI has no knowledge of any state of facts, conditions or occurrences such as would impair the "qualified" status of any of such plans.

                  (f) Except for the group insurance programs listed in Schedule 5.19, IDF does not maintain any medical, health, life, dental, short- or long-term disability, hospitalization, accident, death benefits, or other employee benefit insurance programs, or sick leave or vacation or holiday or leave policies, or any welfare plans (within the meaning of Section 3(1) of ERISA) for the benefit of any current or former employees, and, except as required by law, IDF has no liability, fixed or contingent, for health or medical benefits to any former employee.

            5.20   No Breach of Statute, Decree or Other Instrument.

                  Except as set forth in Schedule 5.20 annexed hereto and as otherwise would not have a material adverse effect on the existing businesses, assets, financial condition or prospects of IDF: (i) neither the execution and delivery of this Agreement by IDF, nor the performance of, or compliance with, the terms and provisions of this Agreement on the part of IDF, will violate or conflict with any term of the Certificate of Incorporation or By-Laws of IDF or, to the knowledge of IDF, any statute, law, rule or regulation of any governmental authority affecting the existing businesses of IDF, or will cause or permit the material modification of the effect of, the imposition of any Lien in respect of, or the acceleration of any obligations or terms or the termination of any rights or imposition of any burdens under, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any judgment, order, award, injunction or decree, or any of the material terms, conditions or provisions of any contract, lease, agreement, indenture or other instrument to which IDF is a party or by which IDF is bound; and (ii) no consent, authorization or approval of or filing with any governmental authority or agency, or any third party, will be required on the part of IDF as conditions precedent to the consummation of the transactions contemplated hereby, or result in the cancellation of any Permits presently held by IDF which are required for the operation of its business as conducted on the date hereof.

            5.21   Compliance with Laws.

                  (a) Except as set forth in Schedule 5.21 to this Agreement, IDF has been, and is now in compliance (except to the extent, disclosed on Schedule 5.21, that incidental and non-material non-compliance has not had and can not reasonably be expected to have a material adverse effect on IDF, its properties or assets, its businesses, its condition (financial or otherwise), or its prospects) with each of the following which is applicable to or binding upon or affecting IDF or its property, assets, or business, or to which IDF, or its property, assets, or business are subject: every statute, ordinance, code or other law, treaty, rule, regulation, order, technical or other standard, requirement or procedure existing, enacted, adopted, administered, enforced, or promulgated, by any Governmental Authority (each of the foregoing, a "Law"), and every Permit, and every order, judgment, writ, injunction, award, decree, demand, assessment or determination of any arbitrator and of every Governmental Authority (each of the foregoing, an "Order"; each Law, Permit, and Order being sometimes hereinafter referred to as a "Requirement of Law"). Neither IDF nor its properties, assets, or business are subject to or directly affected by any Requirement of Law of any Governmental Authority, other than those similarly affecting similar enterprises engaged in a material way in the same business activities.

                  (b) IDF has not, at any time: (i) acquired, handled, utilized, stored, generated, processed, transported, or disposed of any hazardous or toxic substances, whether in violation of any foreign, federal, state, or local environmental or occupational health and safety laws or regulations or otherwise, (ii) otherwise committed any material violation of any foreign, federal, state, or local environmental or occupational health and safety laws or regulations (including, without limitation, the provisions of the Environmental Protection Act and other applicable environmental statutes and regulations) or any violation of the Occupational Safety and Health Act, or (iii) been in violation of any material requirements of its insurance carriers from time to time.

                  (c) Neither IDF nor any of its directors, officers or employees has received any written notice of default or violation, nor, to the best of the knowledge of IDF, is IDF or any of its directors, officers or employees in default or violation, with respect to any judgment, order, writ, injunction, decree, demand or assessment issued by any court or any federal, state, local, municipal, or other governmental agency, board, commission, bureau, instrumentality or department, domestic or foreign, relating to any aspect of IDF's business, affairs, properties, or assets. Neither IDF nor any of its directors, officers or employees, has received written notice of, been charged with, or, to its or their knowledge, is under investigation with respect to, any violation of any provision of any federal, state, local, municipal, or other law or administrative rule or regulation, domestic or foreign, relating to any aspect of IDF's business, affairs, properties or assets, which violation would have a material adverse effect on IDF, its properties or assets, its businesses, its condition (financial or otherwise), or its prospects.

                  (d) Schedule 5.21 sets forth the date(s), if any, of the last known audits or inspections (if any) of IDF conducted by or on behalf of the Environmental Protection Agency, the Occupational Safety and Health Administration, and any other Governmental Authority.

            5.22 Litigation. Except as disclosed in Schedule 5.22 annexed hereto, there are no private or governmental orders, claims, actions, suits, arbitrations, investigations, administrative or other proceedings (including, without limitation, any claim alleging the invalidity, infringement or interference of any patent, patent application, software, technology or other intellectual property rights owned or licensed by IDF) or investigations (collectively, the "Actions") pending or, to the knowledge of IDF, are any Actions threatened, against IDF or relating to its businesses or properties, at law or in equity or before or by any court or any Governmental Authority. Except as disclosed in Schedule 5.22 annexed hereto, IDF is not aware of any state of facts, events, conditions or occurrences which might properly constitute grounds for or the basis of any meritorious Action against or with respect to IDF, which would, if determined adversely, have a material adverse effect on IDF, the IDF Business or any material portion of its assets, or impair the ability of IDF to deliver the Merger Consideration free and clear of all pledges, Liens, claims, charges, options, calls, encumbrances, restrictions and assessments whatsoever (except any restrictions which may be created by operation of state or federal securities laws).

            5.23 Intellectual Property. Schedule 5.23 annexed hereto correctly sets forth a list and brief description of the nature and ownership of: (a) all patents, patent applications, copyright registrations and applications, registered trade names, service marks, trademark registrations and applications, both domestic and foreign, which are presently owned, filed or held by IDF and/or any of its directors, officers, stockholders or employees and which in any way relate to or are used in the business of IDF; (b) all licenses, computer software licenses, and software access or joint development agreements, both domestic and foreign, which are owned or controlled by IDF and/or any of its directors, officers, stockholders or employees and which in any way relate to or are used in the business of IDF; and (c) all franchises, licenses and/or similar arrangements granted to IDF by others and/or to others by IDF (collectively, the "Intellectual Property"). None of the Intellectual Property set forth or required to be set forth in Schedule 5.23 is subject to any pending challenge known to IDF, infringes on or misappropriates the rights of any others, or is subject to loss or expiration in the near future (or the threat of such loss or expiration). Except as set forth on Schedule 5.23, IDF owns good and marketable title to the same free and clear of any Liens.

            5.24 Transactions with Affiliates. Except as set forth on Schedule 5.24, no material asset employed in the business of IDF is owned by, leased from or leased to any of the stockholders of IDF, any of their respective Affiliates, members of their families or any partnership, corporation or trust for their benefit, or any other officer, director or employee of IDF or any Affiliate of IDF.

            5.25 Bank Accounts. Annexed hereto as Schedule 5.25 is a correct and complete list of all bank accounts and safe deposit boxes maintained by or on behalf of IDF, with indication of all persons having signatory, access or other authority with respect thereto.

            5.26 Certain Legal Proceedings. Except as described in writing to AUGI by the IDF Group, during the past five-year period, neither the IDF Group, any officer or director of the IDF Group, nor any person intended to become an officer or director of the IDF Group or as a nominee of the IDF Group to become a director of IDF upon the Merger, has been the subject of:

                  (a) a petition under the Federal bankruptcy laws or any other insolvency law or has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

                  (b) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding minor traffic violations which do not relate to driving while intoxicated or driving under the influence);

                  (c) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

                        (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the united States Commodity Futures Trading Commission or any associated person of any of the foregoing, or as an investment advisor, underwriter, broker or company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

                        (ii) engaging in any type of business practice; or

                        (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal, state or other securities laws or commodities laws;

                  (d) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity;

                  (e) a finding by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission (the "Commission") to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

                  (f) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

            5.27 No Misleading Statements. None of the information supplied or to be supplied by or about the IDF Group for inclusion or incorporation by reference in the offering materials concerning the Merger Financing or in any information supplied to IDF concerning the Merger contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

            5.28 Schedules Incorporated by Reference. The making of any recitation in any Schedule hereto shall be deemed to constitute a representation and warranty that such recitation is an accurate statement and disclosure of the information required by the corresponding Section(s) of this Agreement (or taken as a whole), as, to the extent, and subject to the qualifications and limitations, set forth in such corresponding Section(s).

      6.    NOTICES.

            6.1 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or by confirmation of facsimile delivery or by nationwide overnight delivery service, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

                  (a)   If to AUGI or TechStar:

                        TechStar Communications, Inc.
                        4340 East West Highway, Suite 1000
                        Bethesda, Maryland 20814
                        Attn: Solon L. Kandel, President

                        -and-

                        American United Global, Inc.
                        11130 NE 33rd Place, Suite 250
                        Bellevue, Washington 98004
                        Attention: Robert M. Rubin, Chief Executive Officer

                        with a copy sent concurrently to:

                        Greenberg Traurig Hoffman
                        Lipoff Rosen & Quentel
                        153 East 53rd Street
                        New York, New York 10022
                        Attention:  Stephen A. Weiss, Esq.

                  (b)   If to IDF or Mergerco:

                        IDF International, Inc.
                        d/b/a Hayden/Wegman, Inc.
                        330 West 42nd Street
                        New York, New York 10036
                        Attn: Lambit Kald, President

                        with a copy sent concurrently to:

                        David N. Feldman, Esq.
                        36 West 44th Street, Suite 1201
                        New York, New York 10036

or to such other address as any party shall have specified by notice in writing given to all other parties.

      7. CONDITIONS PRECEDENT TO CLOSING; ADDITIONAL AGREEMENTS OF THE PARTIES.

            7.1 IDF and Mergerco's Conditions Precedent. The obligations of IDF and Mergerco to close the transactions contemplated by this Merger Agreement are hereby conditioned upon the fulfillment by AUGI or TechStar, at or prior to the Closing, of the following conditions precedent, unless waived in writing by IDF:

                  (a) Accuracy of Representations and Warranties of AUGI and TechStar. All representations and warranties made by AUGI and TechStar in this Agreement, in any Schedule(s) hereto, and/or in any AUGI Transaction Agreement delivered to Mergerco or IDF under, pursuant to, or in connection with, this Agreement will be true and correct in all material respects on and as of the date hereof and will be true and correct in all material respects on the Closing Date, unless such warranty is specifically stated to be as of an earlier date, in which case it shall be true and correct as of such earlier date, and AUGI and TechStar shall deliver a certificate to such effect.

                  (b) Performance by TechStar and AUGI. TechStar and AUGI shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement and any AUGI Transaction Agreement to be performed, satisfied or complied with by them on or before the Closing Date hereof.

                  (c) Execution and Delivery of Certificate of Merger. TechStar and Mergerco and, to the extent necessary or appropriate, their respective officers and directors, shall have executed and delivered the Certificate of Merger in the form of Exhibit A to this Agreement for filing with the appropriate governmental authority immediately upon execution and delivery of this Agreement.

                  (d) Execution and Delivery of TechStar Employment Agreements. Each of Kandel, Luciani and Moskona shall have executed and delivered to IDF their respective TechStar Employment Agreement in the form of Exhibits B-1, B-2, and B-3 to this Agreement.

                  (e) Certain IDF and TechStar Indebtedness. IDF is currently indebted to Robert M. Rubin in the amount of approximately $800,000, inclusive of accrued interest, and TechStar is currently indebted to AUGI in the amount of $300,000. On the Closing Date of the Merger, all of such indebtedness shall be exchanged for five year notes of IDF in substantially the form of Exhibit C annexed hereto (the "IDF Notes"); which IDF Notes shall:

                        (i) be guaranteed as to payment, jointly and severally,
                  by all of the IDF Subsidiaries, including H-W and TechStar;

                        (ii) bear interest at the rate of 8% per annum payable
                  quarterly; and

                        (iii) be due and payable as to principal on a date which
                  shall be the earlier to occur of: (A) five years from the Closing Date of the

                  Merger, or (B) to the maximum extent and in the manner set forth on Schedule 7.1(e) annexed hereto, the consummation of any public or private placement of securities (other than the Merger Financing) of IDF or any of its Subsidiaries, which individually or in the aggregate results in gross cash proceeds of $2.5 million or more; provided, however, that the $300,000 payable to AUGI may be prepaid by TechStar on or before December 31, 1997 out of available cash resources of TechStar but not out of any of the proceeds of the Merger Financing.

                  (f) Certain AUGI Indebtedness. AUGI is currently indebted to Messrs. Luciani and Moskona in the amount of $600,000 pursuant to a three year Citibank NA prime rate notes, payable as to $100,000 in December 1997, $200,000 in December 1998 and $300,000 in December 1999 (the "AUGI Notes"). On the Closing Date of the Merger, the 1998 and 1999 payments under such AUGI Notes shall be assigned by AUGI to TechStar and assumed by TechStar; provided, that AUGI shall make the 1997 principal payment and all interest payments under the AUGI Notes, and unconditionally guaranty all payments by TechStar of such AUGI Notes which have been assumed by TechStar. Annexed hereto as Exhibit D is a true copy of the assignment and assumption agreement between AUGI and TechStar in respect of such AUGI Notes to be executed and delivered on the Closing Date of the Merger.

                  (g) Execution and Delivery of Non-Competition Agreement. On the Closing Date of the Merger, AUGI shall have executed and delivered to IDF a non-competition and non-disclosure agreement in the form of Exhibit E to this Agreement (the "Non-Competition Agreement"), pursuant to which, inter alia, AUGI shall agree not to engage in competition with the TechStar Business and the IDF Business upon the terms and for the period specified in such Non-Competition Agreement.

                  (h) Due Diligence. IDF shall be satisfied in all respects with the results of its due diligence investigation of TechStar.

                  (i) Merger Financing. Simultaneous with the Closing of the Merger, IDF shall obtain proceeds of not less than $1.75 million and not more than $2.25 million from the Merger Financing, prior to expenses related to such Merger Financing as disclosed on Exhibit A.

                  (j) Investment by TechStar Management. As part of the Merger Financing referred to in Section 7.1(h) above, Messrs. Kandel, Moskona and Luciani shall, in the aggregate, have invested not less than $250,000 in IDF on the same terms and conditions as the other investors in the Merger Financing.

                  (k) Operation of TechStar Business. At all times prior to the Closing Date of the Merger, the business of TechStar will have been operated in the normal course, with no material variations in historic payment or collection practices or expense, with no incurrence of any material obligations outside of the normal course of business, and with no material adverse change from the results of operations reflected in the financial information previously provided.

                  (l) Third Party Consents. TechStar shall have caused to be obtained and there shall be in full force and effect at the Closing Date, without burden to the ongoing business of TechStar, all material consents, waivers or other approvals from any lessor, supplier, government agency, customer, or other party which may be required in order for TechStar to continue the normal course of the operation of its business from and after the Closing Date.

                  (m) Fairness Opinion. IDF shall have obtained a written opinion from an independent investment banking firm which shall be satisfactory to the Board of Directors of IDF, to the effect that the Merger is fair to the shareholders of IDF from a financial point of view.

                  (n) Conduct of Business; Payments of Compensation, Dividends and Distributions. From and after June 16, 1997 (the date of execution of a letter of intent among the parties hereto) through and including the Closing Date and except as set forth in this Merger Agreement or on any Schedule to this
Agreement:

                        (i) other than as disclosed in writing to IDF, no assets of TechStar shall have been paid as a dividend or distributed to AUGI or any AUGI Affiliate prior to the Closing Date, except to the extent necessary to pay taxes on income of TechStar earned through the Closing Date; and

                        (ii) neither of AUGI nor TechStar shall have engaged in any of the following without, in each instance, the prior written consent of AUGI:

                              (1) amended TechStar's Certificate of
                  Incorporation or By-Laws;

                              (2) issued any shares of TechStar's capital stock;

                              (3) issued or created any warrants, obligations,
                  subscriptions, options, convertible securities or other commitments under which any additional shares of TechStar's capital stock might be directly or indirectly issued;

                              (4) amended, canceled or modified any existing
                  Material Contract binding on TechStar, except in the ordinary course of the TechStar Business;

                              (5) paid, granted or authorized any salary
                  increases or bonuses or entered into or amended or terminated any employment, consulting or management agreements by or on behalf of TechStar, other than raises or bonuses previously committed and disclosed to IDF and in the ordinary course of the TechStar Business;

                              (6) except in the ordinary course of the TechStar
                  Business, modified any agreement to which TechStar is a party or by which it may be bound, or modify any payment terms with any creditor;

                              (7) made any material change in TechStar's
                  management personnel;

                              (8) except pursuant to commitments in effect on
                  the date hereof (to the extent disclosed in this Agreement or in any Schedule hereto), made any capital expenditure(s) or commitment(s) on behalf of TechStar, whether by means of purchase, lease or otherwise, or any operating lease commitment(s), in excess of $25,000 in the aggregate;

                              (9) sold, assigned or disposed of any capital
                  asset(s) of TechStar with a net book value in excess of $25,000 as to any one item;

                              (10) changed the method of TechStar's collection
                  of accounts or notes receivable, accelerated or slowed its payment of accounts payable, or prepaid any of its obligations or liabilities, other than prepayments to take advantage of trade discounts not otherwise inconsistent with or in excess of historical prepayment practices;

                              (11) voluntarily subjected any of the assets or
                  properties of TechStar to any further Liens or encumbrances;

                              (12) forgiven any liability or indebtedness owed
                  to TechStar by AUGI or any of TechStar's or AUGI's Affiliates; or

                              (13) agreed to do, or take any action in
                  furtherance of, any of the foregoing.

                  (o) Termination of Prior Employment Agreements. The Prior Employment Agreements among TechStar (formerly BTS Acquisition Corp.) and each of Messrs. Kandel, Luciani and Moskona shall have been terminated and superseded in all respects by the TechStar Employment Agreements.

                  (p) Conversion of Mergerco Shares. The outstanding shares of capital stock of Mergerco shall have been converted, pursuant to the Merger, into outstanding shares of Stock.

            7.2 AUGI's and TechStar's Conditions. The obligations of AUGI and TechStar to close transactions contemplated by this Merger Agreement is hereby conditioned upon the fulfillment by IDF and/or H-W, at or prior to the Closing, of the following conditions precedent, unless waived in writing by AUGI:

                  (a) Accuracy of Representations and Warranties of IDF and Mergerco. All representations and warranties made by Mergerco and/or IDF in this Agreement, in any Schedule(s) hereto, and/or in any IDF Transaction Agreement delivered to TechStar or AUGI under, pursuant to, or in connection with, this Agreement are true and correct in all material respects on and as of the date hereof and will be true and correct in all material respects on the Closing Date, unless such warranty is specifically stated to be as of an earlier date, in which case it shall be true and correct as of such earlier date, and IDF and Mergerco shall deliver a certificate to such effect.

                  (b) Performance by Mergerco and IDF. Mergerco and IDF shall have performed, satisfied and complied with all covenants, agreements and conditions required by this

Agreement to be performed, satisfied or complied with by them on or before the Closing Date.

                  (c) Delivery of Merger Consideration. IDF shall have delivered to AUGI, upon the consummation of the Merger, certificates of IDF Common Stock representing the full Merger Consideration.

                  (d) Execution and Delivery of Certificate of Merger. TechStar and Mergerco and, to the extent necessary or appropriate, their respective officers and directors, shall have executed and delivered the Certificate of Merger in the form of Exhibit A to this Agreement for filing with the appropriate governmental authority immediately upon execution and delivery of this Agreement.

                  (e) Execution and Delivery of Employment Agreements. Each of Kandel, Luciani and Moskona shall have executed and delivered their respective TechStar Employment Agreement in the form of Exhibits B-1, B-2, and B-3 to this Agreement, and Kald shall have executed and delivered his employment agreement in the form of Exhibit I to this Agreement.

                  (f) IDF Notes. IDF and TechStar shall have delivered to each of Robert M. Rubin and AUGI, respectively, $800,000 and $300,000 IDF Notes in accordance with Exhibit C annexed hereto in cancellation of exiting indebtedness as set forth in Section 7.1(e).

                  (g) Assignment and Assumption Agreement. On the Closing Date, TechStar shall have executed and delivered to AUGI the assignment and assumption agreement in respect of the AUGI Notes in the form of Exhibit D annexed hereto.

                  (h) Due Diligence. AUGI shall be satisfied in all respects with the results of its due diligence investigation of IDF and its Subsidiaries, including H-W.

                  (i) Merger Financing. Simultaneous with the Closing of the Merger, IDF shall obtain proceeds of not less than $1.75 million and not more than $2.25 million from the Merger Financing, prior to expenses related to such Merger Financing as disclosed on Exhibit A; such expenses not to exceed $200,000 in the aggregate.

                  (j) Investment by TechStar Management. As part of the Merger Financing referred to in Section 7.2(i) above, Messrs. Kandel, Moskona and Luciani shall, in the aggregate, have invested not less than $250,000 in IDF on the same terms and conditions as the other investors in the Merger Financing.

                  (k) Settlement of Certain IDF Obligations. As at Closing Date of the Merger, in addition to the refinancing of the IDF and TechStar indebtedness evidenced by the IDF Notes, IDF shall have utilized the net proceeds of the Merger Financing to have effected settlements, in a manner reasonably satisfactory to AUGI (involving lump sum payments or payment agreements) of approximately $2.5 million of IDF indebtedness or other accrued obligations to creditors which are specified on Schedule 7.2(k) annexed hereto (the "IDF Obligations"); such IDF Obligations to include, without limitation:

                        (i) all IDF Obligations in respect of accrued and unpaid
            withholding, income and other federal or state taxes,

                        (ii) all IDF Obligations in respect of premiums and
            unpaid contributions in respect of its defined contribution savings and investment plan (estimated at approximately $175,000),

                        (iii) the disputed premiums in respect of H-W's health
            insurance policy with Cigna, and

                        (iv) certain accrued and unpaid accounts payable in
            respect of professional fees and disbursements outstanding for more than 90 days from April 30, 1997.

                  (l) Operation of IDF Business. At all times prior to the Closing Date of the Merger, the IDF Business will have been operated by IDF and H-W in the normal course, with no material variations in historic payment or collection practices or expense, with no incurrence of any material obligations outside of the normal course of business, and with no material adverse change from the results of operations reflected in the financial information previously provided.

                  (m) Third Party Consents. IDF shall have caused to be obtained and there shall be in full force and effect at the Closing Date, without burden to the ongoing IDF Business, all material consents, waivers or other approvals from any lessor, supplier, government agency, customer, or other party which may be required in order for IDF and H-W to continue the normal course of the operation of the IDF Business from and after the date of closing.

                  (n) Fairness Opinion. AUGI shall have obtained a written opinion from an independent investment banking firm which shall be satisfactory to the Board of Directors of AUGI, to the effect that the Merger is fair to the stockholders of AUGI from a financial point of view.

                  (o) Conduct of Business; Payments of Compensation, Dividends and Distributions. From and after June 16, 1997 (the date of execution of a letter of intent among the parties hereto) through and including the Closing Date and except as set forth in this Merger Agreement or on any Schedule to this
Agreement:

                        (i) other than as disclosed in writing to AUGI, no assets of IDF or H-W shall have been paid as a dividend or distributed to IDF or any IDF Affiliate prior to the Closing Date, except to the extent necessary to pay taxes on income of H-W or other IDF Subsidiaries earned through the Closing Date; and

                        (ii) neither of IDF nor H-W shall have engaged in any of the following without, in each instance, the prior written consent of
      AUGI:

                              (1) amended IDF's or H-W's Articles of
                  Incorporation or By-Laws;

                              (2) issued any shares of IDF or H-W's capital
                  stock, other than to AUGI as Merger Consideration or in connection with the Merger Financing;

                              (3) issued or created any warrants, obligations,
                  subscriptions, options, convertible securities or other commitments under which any additional shares of IDF or H-W's capital stock might be directly or indirectly issued;

                              (4) amended, canceled or modified any existing
                  Material Contract binding on IDF or H-W, except in the ordinary course of the IDF Business;

                              (5) paid, granted or authorized any salary
                  increases or bonuses or enter into any employment, consulting or management agreements by or on behalf of IDF or H-W, other than raises or bonuses previously committed and in the ordinary course of the IDF Business;

                              (6) except in the ordinary course of the IDF
                  Business, modified any agreement to which IDF or H-W is a party or by which it may be bound, or modify any payment terms with any creditor;

                              (7) made any material change in IDF or H-W's management personnel;

                              (8) except pursuant to commitments in effect on
                  the date hereof (to the extent disclosed in this Agreement or in any Schedule hereto), made any capital expenditure(s) or commitment(s) on behalf of IDF or H-W, whether by means of purchase, lease or otherwise, or any operating lease commitment(s), in excess of $25,000 in the aggregate;

                              (9) sold, assigned or disposed of any capital
                  asset(s) of IDF or H-W with a net book value in excess of $25,000 as to any one item;

                              (10) changed the method of IDF or H-W's collection
                  of accounts or notes receivable, accelerated or slowed its payment of accounts payable, or prepaid any of its obligations or liabilities, other than prepayments to take advantage of trade discounts not otherwise inconsistent with or in excess of historical prepayment practices;

                              (11) voluntarily subjected any of the assets or
                  properties of IDF or H-W to any further Liens or encumbrances;

                              (12) forgiven any liability or indebtedness owed
                  to IDF or H-W by any of their Affiliates; or

                              (13) agreed to do, or take any action in
                  furtherance of, any of the foregoing.

                  (p) Termination of Prior Employment Agreements. The Prior Employment Agreements among TechStar (former BTS Acquisition Corp.) and each of Messrs. Kandel, Luciani and Moskona shall have been terminated and superseded in all respects by the

TechStar Employment Agreements.

                  (q) Cancellation of AUGI Stock Options. The stock options to purchase an aggregate of 900,000 shares of AUGI Common Stock, $.01 par value per share (the "AUGI Options") which have been issued to Messrs. Kandel, Luciani, Moskona and other officers and personnel of TechStar shall have been cancelled by a written agreement from each of such Persons satisfactory to AUGI and its legal counsel.

            7.3 The Parties' Conditions Precedent. The respective obligations of the parties to close the transactions contemplated by this Agreement are conditioned upon the fulfillment, at or prior to Closing, of the following conditions unless waived in writing by the person for whose benefit such condition has been made:

                  (a) Resolutions; Incumbency; Certified Bylaws and Certificate of Incorporation; Good Standing Certificate. On the Closing Date, each of the corporate parties shall have delivered to each of the other parties hereto the following: (i) copies of resolutions of such parties' Board of Directors and, to the extent reasonably requested or required by Delaware law, stockholders of the corporate entity, in form reasonably satisfactory to counsel for the other parties to this Agreement, authorizing such corporate party's execution, delivery and performance of this Agreement and the Merger, and all actions to be taken by such corporate party hereunder, certified by the Secretary of such corporate party as of the date hereof to be in accurate and complete and in full force and effect; (ii) certificates evidencing the incumbency and signatures of relevant officers of such corporate party, certified by the Secretary of such corporate party as of the date of this Agreement to be complete and accurate;
(iii) a copy of the bylaws and of the certificate of incorporation of such corporate party, certified by the Secretary of such corporate party to be complete and accurate and in full force and effect as of the date hereof; and
(iv) certificates, dated as of a date not more than five (5) days prior to the Closing Date, by the Secretary of State of the state of incorporation of such corporate party, evidencing the good standing of such corporate party in such state.

                  (b) Opinion of Counsel. Each party to this Agreement has received the opinion of counsel to each other party to this Agreement, dated as of the Closing Date substantially in the form of Exhibit F hereto .

                  (c) Grant of Additional IDF Stock Options. In addition to the TechStar Options granted by IDF to Messrs. Kandel, Luciani and Moskona pursuant to the terms of the TechStar Employment Agreements, on the Closing Date pursuant to Exhibit G annexed hereto IDF shall issue, in lieu of options to purchase 120,000 shares of AUGI Common Stock held by other officers and personnel of TechStar, options to purchase an aggregate of 131,777 additional shares of IDF Common Stock, upon terms and conditions functionally identical to the TechStar Options.

                  (d) Votes of AUGI. Subject to receipt of the Merger Consideration, AUGI hereby covenants and agrees to vote all of the Stock of TechStar owned by AUGI IN FAVOR of the Merger and all of the other transactions contemplated by this Agreement and the AUGI Transaction Agreements.

                  (e) Surviving Corporation a Subsidiary. Upon completion of the Merger, the Surviving Corporation shall remain a wholly-owned subsidiary of IDF. The Certificate of Incorporation of TechStar, as the Surviving Corporation, shall be in form and substance annexed hereto as Exhibit H and made a part hereof.

                  (f) Boards of Directors. At the effectiveness of the Merger, the initial Boards of Directors of IDF and of all members of the IDF Group, including each of TechStar and H-W shall consist of five persons: Robert M. Rubin, Lawrence Kaplan, Sergio Luciani, Solon L. Kandel and Lembit Kald. In addition, upon completion of any subsequent public offering of securities of IDF, the Board of Directors of IDF shall be expanded to include two additional directors who shall be unaffiliated with AUGI or IDF, if required by the exchange on which IDF's securities shall be listed. In the event that any either of Messrs. Kaplan or Kald is unable or unwilling to serve, a person designated by H-W shall take the place of such unavailable director; provided, that if either Luciani or Kandel is unable or unwilling to serve as a TechStar director, such person's replacement shall be Moskona, if he shall then be employed by TechStar. In the event that any of Messrs. Rubin, Luciani or Kandel are unable or unwilling to serve, a person designated by AUGI shall take the place of such unavailable director. For so long as any of Messrs. Luciani, Kandel and Kald are employed by any of TechStar, AUGI shall vote its shares of IDF Common Stock in favor of their continued nomination to the Boards of Directors of TechStar. AUGI also agrees to vote its shares of IDF Common Stock to elect Messrs. Kaplan and Kald or their replacements designated by H-W, as provided above, to the Board of Directors of H-W.

                  (g) Management. At the effective time of the Merger, the senior executive officers of each of IDF, TechStar and H-W shall be as follows:

IDF:

      Name                                Title
      ----                                -----

Robert M. Rubin               Chairman of the Board of Directors
Solon L. Kandel               President and Chief Executive Officer
Sergio Luciani                Senior Vice President, Chief Financial Officer
                              and Secretary
Toby Moskona                  Executive Vice President
Lembit Kald                   Executive Vice President

TechStar:

      Name                                Title
      ----                                -----

Sergio Luciani                President and Chief Executive Officer
Donald Shipley                Chief Financial Officer
Toby Moskona                  Executive Vice President

H-W:

      Name                                Title
      ----                                -----

Lembit Kald                   President and Chief Executive Officer
Donald Shipley                Chief Financial Officer
Sergio Luciani                Executive Vice President

                  (h) Expenses. Each party (including Messrs. Kandel, Luciani and Moskona) shall be responsible for the payment of its own costs and expenses (including professional fees, of its attorneys, accountants and other advisors) in connection with the transactions contemplated hereby. In connection therewith
(a) IDF shall be responsible for the costs of auditing its own consolidated financial statements as at June 30, 1997 and for the fiscal year then ended, and
(b) AUGI shall be responsible for the costs of auditing TechStar financial statements as at June 30, 1997 and for the fiscal period then ended.

                  (i) Confidentiality; Publicity. Except as and to the extent otherwise required by law or upon advise of legal counsel, each of the parties hereto shall maintain strict confidentiality with respect to this transaction and all confidential information delivered to such party pursuant hereto, and with respect to the negotiations relating to the transactions contemplated hereby. In addition, none of the parties shall issue any press release or make any other public announcement regarding the transactions contemplated hereby without the prior consent and approval of the other parties in each instance, which approval shall not be unreasonably withheld or delayed.

                  (j) Kald Employment Agreement. On the Closing Date, IDF and Lembit Kald shall have executed an employment agreement in substantially the form of Exhibit I annexed hereto and made a part hereof (the "Kald Employment Agreement").

                  (k) Rubin Consulting Agreement. On the Closing Date, IDF and Robert M. Rubin shall have executed a consulting agreement in substantially the form of Exhibit J annexed hereto and made a part hereof (the "Rubin Consulting Agreement").

            7.4 Additional Post-Closing Agreements. The parties hereto shall use their best efforts to cause the following events to occur as soon as practicable following the Closing Date; provided, that the occurrence of the following shall not be a condition precedent to consummate the transactions contemplated by this
Agreement:

                  (a) Bank Financing. Each of AUGI and IDF do hereby agree to use their collective best efforts to obtain a secured line of credit of approximately $4.0 million for the IDF Group from any recognized lending institution, on such terms and conditions as the Board of Directors of AUGI and IDF shall mutually determine.

                  (b) Authorization of Preferred Stock. IDF shall, at its next annual shareholders meeting, to occur on or about October 31, 1997, propose (i) to amend the Certificate of Incorporation of IDF to authorize a series of preferred stock into which the IDF indebtedness evidencing the Merger Financing shall automatically convert, such amendment to be in the form to be annexed to the documents relating to the Merger Financing, and
(ii) to amend the Certificate of Incorporation to change the name of IDF to such name as shall be proposed by the Board of Directors of IDF. By its execution of this Agreement, AUGI hereby covenants and agrees to vote IN FAVOR of the foregoing amendments to the Certificate of Incorporation of IDF.

                  (c) Redemption of IDF 8% Debentures. Subject to the right of the holders to convert the IDF 8% Debentures into shares of IDF Common Stock, prior to the Closing Date, IDF shall offer to redeem and repurchase for cash at the face amount plus accrued interest thereon, all outstanding IDF 8% Debentures, and shall use a portion of the net proceeds of the Merger Financing for such purposes; provided, however, that neither the failure of IDF to so redeem and repurchase outstanding IDF 8% Debentures, nor the conversion of all or any portion of such IDF 8% Debentures into IDF Common Stock by the holders thereof, shall constitute a condition to the obligations of any party hereto to consummate the Merger upon the terms and conditions set forth herein.

      8.    AMENDMENTS AND MODIFICATIONS.

            8.1 Amendments and Modifications. No amendment or modification of this Agreement or any Exhibit or Schedule hereto shall be valid unless made in writing and signed by the party to be charged therewith.

      9.    NON-ASSIGNABILITY; BINDING EFFECT.

            9.1 Non-Assignability; Binding Effect. Neither this Agreement, nor any of the rights or obligations of the parties hereunder, shall be assignable by any party hereto without the prior written consent of all other parties hereto. Otherwise, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

      10.   CLOSING.

            10.1 Place and Date of Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Messrs. Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, counsel to TechStar and AUGI, located at 153 East 53rd Street - 35th floor, New York, New York 10022, at 10:30 A.M. local time on a date (the "Closing Date") which shall be not later than August 31, 1997 (unless such Closing Date shall be extended by mutual agreement of IDF and AUGI); provided, that parties may participate in the closing by telephonic conference call if they so desire. The effectiveness of the Merger shall occur on the Closing Date simultaneous with the Closing.

            10.2 Filing of Merger Certificate. On the Closing Date, Mergerco and TechStar shall file or cause to be filed the Certificate of Merger with the Secretary of State of Delaware.

            10.3 Delivery and Exchange of Certificates, Agreements and Instruments. On the Closing Date, AUGI shall deliver to IDF certificates evidencing all of the Stock and IDF shall deliver to AUGI certificates evidencing the Merger Consideration and deliver to Kandel, Luciani and Moskona the TechStar Stock Options. In addition, the appropriate parties shall duly execute and deliver all agreements annexed hereto as Exhibits and all related certificates and instruments required to be delivered on the Closing Date.

      11.   GOVERNING LAW; JURISDICTION.

            This Agreement shall be construed and interpreted and the rights granted herein governed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed wholly within such State. Except as otherwise provided in Section 12.2(c) below, any claim, dispute or controversy arising under or in connection with this Agreement or any actual or alleged breach hereof shall be settled exclusively by arbitration to be held before one or more arbitrators in New York, New York, or in any other locale or venue as legal jurisdiction may otherwise be had over the party against whom the proceeding is commenced, in accordance with the commercial arbitration procedures of Jams/End-Dispute resolution or such other as shall be mutually agreeable. The parties hereto hereby agree to submit to the jurisdiction of such arbitrators in New York, New York for such purpose, and waive all objections to venue, forum non conveniens, and related objections in connection therewith. As part of his or her award, the arbitrators shall make a fair allocation of the fees of Jams/End-Dispute or such other as shall be mutually agreeable, the cost of any transcript, and the parties' reasonable attorneys' fees, taking into account the merits and good faith of the parties' claims and defenses. Judgment may be entered on the award of such arbitrator(s) so rendered in any court of competent jurisdiction. Any process or other papers hereunder may be served by registered or certified mail, return receipt requested, or by personal service, provided that a reasonable time for appearance or response is allowed.

      12.   INDEMNIFICATION.

            12.1   General.

                  (a) By the IDF Group. Without prejudice to any rights of contribution as between IDF, TechStar or any other Subsidiary of IDF, from and after the Closing Date, and each member of the IDF Group shall jointly and severally defend, indemnify and hold harmless AUGI and its officers, directors, agents, representatives, and controlling persons (all of the foregoing, the "AUGI Group") from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees (collectively, "Losses") that the AUGI Group may incur, sustain or suffer as a result of any breach of, or failure by IDF or Mergerco to perform, any of the material representations, warranties, covenants or agreements of IDF or Mergerco contained in this Agreement or in any Exhibit or any Schedule(s) furnished by or on behalf of IDF or Mergerco under this Agreement.

                  (b) By AUGI. From and after the Closing Date, AUGI shall indemnify, defend and hold harmless the IDF Group, and each of them, from, against and in respect of any and all Losses that such IDF or any other member of the IDF Group may incur, sustain or suffer as a result of any breach of, or failure by AUGI or TechStar to perform, any of the representations, warranties, covenants or agreements of AUGI contained in this Agreement or in any Exhibit or any Schedule(s) furnished by or on behalf of AUGI under this Agreement.

            12.2   Limitations on Certain Indemnities.

                  (a) The Basket. Notwithstanding any other provision of this Agreement to the contrary, neither the IDF Group, on one hand, nor AUGI, on the other hand, shall be liable for indemnification hereunder with respect to Losses, unless and until the aggregate amount of all Losses incurred by the party or parties entitled to indemnification in the aggregate shall exceed the sum of $100,000 (the "Basket"). The indemnifying party or parties shall thereafter be liable, jointly and severally, for performance of its or their indemnification obligations under this Agreement in respect of all Losses in excess of the Basket, provided that the maximum aggregate liability set forth in
Section 12.2(b) below.

                  (b) Damages and Equitable Relief. Notwithstanding the provisions of Section 12.2(b) above, nothing contained in this Agreement shall be deemed to limit or restrict the right of any party hereto from seeking such monetary damages and/or equitable remedies (including injunctive relief) as may be available from any court of competent jurisdiction in the event of a breach by any other party or parties of any material covenant on its or their part contained in the AUGI Notes, or any other document or instrument in connection with the transaction contemplated hereby, the Non-Competition and Non-Disclosure Agreement and/or the Employment Agreements.

                  (c) Time Limitation on Indemnity for Breach of Representations, Warranties, Agreements, and Covenants. AUGI shall be entitled to indemnification by the IDF Group, and the IDF Group shall be entitled to indemnification by AUGI, pursuant to this Agreement for Losses relating to: (i) breach of any representation or warranty or agreement or covenant hereunder only in respect of claims for which notice of claim shall have been given to the indemnifying party on or before June 30, 2000, or (ii) with respect to Losses relating to a breach of any representations or warranties in respect of tax or environmental matters, the expiration of the final statute of limitations applicable to such matters.

                  (d) Prejudice of Rights to Defend. No party shall be entitled to indemnification pursuant to this Agreement in the event that the subject claim for indemnification relates to a third-party claim and the party seeking such indemnification knowingly delayed giving notice thereof to the party from whom it seeks such indemnification to such an extent as to cause material prejudice to the defense of such third-party claim.

                  (f) Insurance Coverage. Notwithstanding any other term or provision of this Section 12.2, absent only a finding by a court of competent jurisdiction from which no appeal can or shall be taken that an indemnifying party shall have committed statutory or common law fraud, no indemnifying party shall be required to indemnify any indemnified party hereunder for Losses to the extent that such Losses shall have been reimbursed by insurance proceeds, but shall be required to provide such indemnity until the Loss has, in fact, been reimbursed. In the event that insurance does not cover the full amount of such Losses, the indemnifying party shall remain liable for the full amount of the difference between the insurance payment as described above and the amount of the Losses, subject to the limitations set forth above.

            12.3 Claims for Indemnity. Whenever a claim shall arise for which any party shall be entitled to indemnification hereunder, the indemnified party shall notify the indemnifying party in writing within sixty (60) days of the indemnified party's first receipt of notice of, or the indemnified party's obtaining actual knowledge of, such claim, and in any event within such shorter period as may be necessary for the indemnifying party or parties to take appropriate action to resist such claim. Such notice shall specify all facts known to the indemnified party giving rise to such indemnity rights and shall estimate (to the extent reasonably possible) the amount of potential liability arising therefrom. If the indemnifying party shall be duly notified of such dispute, the parties shall attempt to settle and compromise the same or may agree to submit the same to arbitration or, if unable or unwilling to do any of the foregoing, such dispute shall be settled by appropriate litigation, and any rights of indemnification established by reason of such settlement, compromise, arbitration or litigation shall promptly thereafter be paid and satisfied by those indemnifying parties obligated to make indemnification hereunder.

            12.4 Right to Defend. If the facts giving rise to any claim for indemnification shall involve any actual or threatened action or demand by any third party against an indemnified party or any of its Affiliates, the indemnifying party or parties shall be entitled (without prejudice to the indemnified party's right to participate at its own expense through counsel of its own choosing), at their expense and through a single counsel of their own choosing, to defend or prosecute such claim in the name of the indemnifying party or parties, or any of them, or if necessary, in the name of the indemnified party. In any event, the indemnified party shall give the indemnifying party advance written notice of any proposed compromise or settlement of any such claim. If the remedy sought in any such action or demand is solely money damages, the indemnifying party shall have fifteen (15) days after receipt of such notice of settlement to object to the proposed compromise or settlement, and if it does so object, the indemnifying party shall be required to undertake, conduct and control, through counsel of its own choosing and at its sole expense, the settlement or defense thereof, and the indemnified party shall cooperate with the indemnifying party in connection therewith.

      13.   COSTS.

            13.1 Finder's or Broker's Fees. Each of TechStar and AUGI (on the one hand) and IDF and Mergerco (on the other hand) represents and warrants that neither they nor any of their respective Affiliates have dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement, and no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions.

      14.   FORM OF AGREEMENT.

            14.1 Effect of Headings. The Section headings used in this Agreement and the titles of the Schedules hereto are included for purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions hereof or of the information set forth in such Schedules.

            14.2 Entire Agreement; Waivers. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof, and supersedes all prior agreements or understandings as to such subject matter, including without limitation, the letter of intent among the parties dated June 16, 1997. No party hereto has made any representation or warranty or given any covenant to the other except as set forth in this Agreement and the other Transaction Agreements and the Schedules and Exhibits hereto. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

            14.3 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            14.4 Severability. In any provision of this Agreement is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render the same valid or not applicable to given circumstances, or excised from this Agreement, as the situation may require, and this Agreement shall be construed and enforced as if such provision had been included as so modified in scope or application, or had not been included herein, as the case may be.

      15.   PARTIES.

            15.1 Parties in Interest. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligations or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date first set forth above.

TECHSTAR COMMUNICATIONS, INC. AMERICAN UNITED GLOBAL, INC.


By:___________________________            By:_____________________________
     Solon L. Kandel, President               Robert M. Rubin, President


IDF INTERNATIONAL, INC.                   TECHSTAR ACQUISITION CORP.


By:_____________________________          By:_____________________________
     Lembit Kald, President                   Lembit Kald, President

                                   Exhibits

         A     -     Certificate of Merger of TechStar into Mergerco
         B-1   -     Form of Employment Agreement of
                           Solon L. Kandel
         B-2   -     Form of Employment Agreement of
                           Sergio Luciani
         B-3   -     Form of Employment Agreement of
                           Simantov Moskona
         B-4   -     Form of Employment Agreement of
                           Lembit Kald
         C     -     Form of IDF Notes
         D     -     Form of Assumption Agreement
         E     -     Form of Non-Competition Agreement
         F     -     Form of Opinions of Legal Counsel
         G     -     Side Letter Agreement regarding certain IDF Options
         H     -     Form of Certificate of Incorporation of the Surviving
                     Corporation
         I     _     Form of Kald Employment Agreement
         J     _     Form of Rubin Consulting Agreement